                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Eli Lilly and Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           R. R. Donnelley and Sons
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

                                      LOGO

                             ELI LILLY AND COMPANY
                             LILLY CORPORATE CENTER
                          INDIANAPOLIS, INDIANA 46285

                                       March 4, 1998

Dear Shareholder:

  You are cordially invited to attend our Annual Meeting of Shareholders on Monday, April 20, 1998. The meeting will be held at the Hilbert Circle Theatre, 45 Monument Circle, Indianapolis, Indiana, at 11:00 a.m. (Indianapolis time).

  The Notice of Annual Meeting of Shareholders and the Proxy Statement accompanying this letter describe the business we will consider at the meeting. In particular, please note that management is requesting the shareholders to approve three items in addition to the election of directors and ratification of the Board of Directors' appointment of independent auditors. As our two-for-one stock split this past September has greatly reduced the number of available authorized shares of the Company's common stock, we recommend increasing the number of authorized shares of common stock. Management also recommends that the shareholders approve two important performance incentive programs for officers and other employees: a new employee stock plan and an amended cash bonus plan.

  Your vote is very important. I urge you to sign, date, and return the enclosed proxy in the envelope provided in order to be certain your shares are represented at the meeting, even if you plan to attend the meeting.

  I look forward to seeing you at the meeting.

                                          /s/ Randall L. Tobias
                                          Randall L. Tobias
                                          Chairman of the Board and
                                          Chief Executive Officer

                             ELI LILLY AND COMPANY

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 20, 1998

  The Annual Meeting of Shareholders of Eli Lilly and Company will be held at the Hilbert Circle Theatre, 45 Monument Circle, Indianapolis, Indiana, on Monday, April 20, 1998, at 11:00 a.m. (Indianapolis time), for the following purposes:

  1. To elect four directors of the Company, each for a three-year term;

  2. To amend the Articles of Incorporation to increase the authorized number of shares of common stock from 1,600,000,000 to 3,200,000,000 shares;

  3. To approve the 1998 Lilly Stock Plan;

  4. To approve the amended Eli Lilly and Company EVA Bonus Plan;

  5. To ratify the appointment by the Board of Directors of Ernst & Young LLP as principal independent auditors for the year 1998; and

  6. To transact any other business properly before the Annual Meeting.

  Shareholders of record at the close of business on February 13, 1998, will be entitled to vote at the meeting and any adjournments thereof.

  Attendance at the meeting will be limited to shareholders, those holding proxies from shareholders, and invited guests from the media and financial community. Admission to the meeting will be by Admittance Card or other evidence of share ownership. If you plan to attend the meeting, please complete and return the enclosed Request for Admittance Card and we will mail you an Admittance Card and directions to the meeting. If you want to attend the Annual Meeting but your shares are held in the name of a broker or other nominee, please send proof of share ownership to the Corporate Secretary, DC 1093, Lilly Corporate Center, Indianapolis, Indiana 46285 to receive an Admittance Card.

  This Proxy Statement, proxy and the Company's Annual Report to Shareholders are being mailed on or about March 4, 1998.

                                     By order of the Board of Directors,

                                     Daniel P. Carmichael
                                     Secretary

March 4, 1998
Indianapolis, Indiana

-------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN, AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

                             ELI LILLY AND COMPANY

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS

                                April 20, 1998

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Eli Lilly and Company (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held on Monday, April 20, 1998, and at any adjournment thereof. The following is important information in a question-and-answer format regarding the Annual Meeting and this Proxy Statement.

Q: WHAT AM I VOTING ON?

  . Election of four directors (Dr. Steven C. Beering, Dr. Franklyn G. Prendergast, Mrs. Kathi P. Seifert and Mr. Randall L. Tobias)

  . Increase of the authorized number of shares of common stock by amending the Articles of Incorporation

  .  Approval of the 1998 Lilly Stock Plan

  .  Approval of the Eli Lilly and Company EVA Bonus Plan

  .  Ratification of Ernst & Young LLP as the Company's independent auditors

Q: WHO IS ENTITLED TO VOTE?

  Shareholders as of the close of business on February 13, 1998 (the "Record Date") are entitled to vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of common stock held on the Record Date.

Q: HOW DO I VOTE?

  Sign and date each proxy you receive and return it in the prepaid envelope. If you return your signed proxy but do not indicate your voting preferences, we will vote FOR the five proposals on your behalf. You have the right to revoke your proxy any time before the meeting by (1) notifying the Company's Secretary, or (2) returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting.

Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

  It means you hold shares registered in more than one account. Sign and return all proxies to ensure that all your shares are voted.

Q: WHO WILL COUNT THE VOTE?

  Representatives of The Corporation Trust Company will tabulate the votes and act as inspectors of election.

Q: WHAT CONSTITUTES A QUORUM?

  A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the Annual Meeting. As of the Record Date, 1,111,258,506 shares of Lilly common stock were issued and outstanding. Proxies submitted by brokers that do not indicate a vote for some of the proposals because the holders do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on those proposals are called "broker non-votes."

Q: HOW MANY VOTES ARE NEEDED FOR APPROVAL OF EACH ITEM?

  There are differing vote requirements for the various proposals. Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the four nominees receiving the most votes will be elected directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the four management nominees unless the proxy contains instructions to the contrary. Abstentions, broker non-votes, and instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. However, such action will not reduce the number of votes otherwise received by the nominee.

  The approvals of the 1998 Lilly Stock Plan and the EVA Bonus Plan each require an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. For these proposals, an abstention will have the same effect as a vote against the proposal. Broker non-votes will not be voted for or against the proposals and will not be counted as entitled to vote.

  The amendment to the Articles of Incorporation requires an affirmative vote of a majority of the shares outstanding and entitled to vote as of the Record Date. Abstentions and broker non-votes will have the same effect as votes against the proposal.

  Finally, ratification of the auditors requires that the number of votes cast for ratification exceed those cast against ratification. Abstentions and broker non-votes will have no effect on this vote.

Q: WHO CAN ATTEND THE ANNUAL MEETING?

  All shareholders as of the Record Date can attend. Eligible shareholders must request an Admittance Card by returning the enclosed Request for Admittance Card. If your shares are held in the name of a broker or other nominee, please send proof of share ownership to the Company's Secretary, DC 1093, Lilly Corporate Center, Indianapolis, Indiana 46285 to receive an Admittance Card.

Q: WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?

  Together, they own approximately 0.193% of Lilly common stock as of February 6, 1998. (See page 8 for details.)

Q: WHO ARE THE LARGEST PRINCIPAL SHAREHOLDERS?

  Lilly Endowment, Inc. owned 179,189,368 shares (or 16.119%) as of February 6, 1998. National City Bank, Indiana held 60,882,218 shares (or 5.477%), as of February 6, 1998, in various fiduciary capacities. (See page 9 for details.)

Q: WHEN ARE SHAREHOLDER PROPOSALS FOR THE 1999 MEETING DUE?

  The Company's 1999 Annual Meeting is scheduled for April 19, 1999. To be considered for inclusion in next year's Proxy Statement, shareholder proposals must be submitted in writing by November 4, 1998, to the Company's Secretary, DC 1093, Lilly Corporate Center, Indianapolis, Indiana 46285. In addition, the Company's By-laws provide that any shareholder wishing to nominate a candidate for director or propose other business at the Annual Meeting must give the Company written notice 90 days before the meeting, and the notice must provide certain other information as described in the By-laws. Copies of the By-laws are available to shareholders free of charge upon request to the Company's Secretary.

                         ITEM 1. ELECTION OF DIRECTORS

  Under the Company's Articles of Incorporation, the Board is divided into three classes with approximately one-third of the directors standing for election each year for a three-year term. Nominees for election this year are:
Dr. Steven C. Beering, Dr. Franklyn G. Prendergast, Mrs. Kathi P. Seifert and Mr. Randall L. Tobias. Each has consented to serve for an additional term.

  If any director is unable to stand for election, the Board may, by resolution, provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director.

BIOGRAPHICAL INFORMATION

  Information as of January 31, 1998 regarding each director, including each director nominated for election, is set forth on the following pages.

NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS ENDING IN 2001:

  THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES.

[PHOTO]         STEVEN C. BEERING, M.D.                     Director since 1983
                PRESIDENT, PURDUE UNIVERSITY                          Age 65

                Dr. Beering has served as President of Purdue University since 1983. He served as Dean of the Indiana University School of Medicine and Director of the Indiana University Medical Center from 1974 until 1983. Dr. Beering is a fellow of the American College of Physicians and the Royal Society of Medicine and a member of the National Academy of Sciences Institute of Medicine. He is a director of American United Life Insurance Company; Arvin Industries, Inc.; Veridian Corporation; and NIPSCO Industries, Inc. Dr. Beering is the past national chairman of the Association of American Universities.


[PHOTO]         FRANKLYN G. PRENDERGAST, M.D., PH.D.        Director since 1995
                EDMOND AND MARION GUGGENHEIM                          Age 52
                PROFESSOR OF BIOCHEMISTRY AND MOLECULAR
                BIOLOGY, MAYO MEDICAL SCHOOL AND
                DIRECTOR, MAYO CANCER CENTER

                Dr. Prendergast is the Edmond and Marion Guggenheim Professor of Biochemistry and Molecular Biology at Mayo Medical School. He also serves as the Director of the Mayo Cancer Center. Dr. Prendergast has held several other teaching positions at the Mayo Medical School since 1975. Dr. Prendergast serves on the Board of Trustees of the Mayo Foundation.

[PHOTO]         KATHI P. SEIFERT                            Director since 1995
                GROUP PRESIDENT,                                      Age 48
                NORTH AMERICAN PERSONAL CARE PRODUCTS,
                KIMBERLY-CLARK CORPORATION

                Mrs. Seifert is Group President, North American Personal Care Products, for Kimberly-Clark Corporation, responsible for the Infant Care, Child Care, Feminine Care, and Adult Care Businesses as well as the U.S. and Canadian sales forces. She joined Kimberly-Clark in 1978 and has served in several capacities in connection with both the domestic and international marketing of consumer products. Mrs. Seifert is a director of the Aid Association for Lutherans and United Health Group of Northeastern Wisconsin. She also is a member of the Chancellor's Advisory Board of the University of Wisconsin in Oshkosh.


[PHOTO]         RANDALL L. TOBIAS                           Director since 1986
                CHAIRMAN OF THE BOARD AND                             Age 55
                CHIEF EXECUTIVE OFFICER

                Mr. Tobias became Chairman of the Board and Chief Executive Officer of the Company in 1993. Prior to assuming this position, he served as Vice Chairman of the Board of AT&T from 1986 until 1993, and as Chairman and Chief Executive Officer of AT&T International (an AT&T subsidiary) from 1991 to 1993. Mr. Tobias is a director of Kimberly-Clark Corporation; Knight-Ridder, Inc.; and Phillips Petroleum Company. He also serves as Chairman of the Board of Trustees of Duke University.

DIRECTORS CONTINUING IN OFFICE UNTIL 1999:

[PHOTO]         ALFRED G. GILMAN, M.D., PH.D.               Director since 1995
                REGENTAL PROFESSOR AND CHAIRMAN,                      Age 56
                DEPARTMENT OF PHARMACOLOGY, THE
                UNIVERSITY OF TEXAS SOUTHWESTERN
                MEDICAL CENTER AT DALLAS

                Dr. Gilman has served as Professor and Chairman of the Department of Pharmacology at The University of Texas Southwestern Medical Center at Dallas since 1981. He has held the Raymond and Ellen Willie Distinguished Chair in Molecular Neuropharmacology at the University since 1987 and was named a Regental Professor in 1995. Dr. Gilman was on the faculty of the University of Virginia School of Medicine from 1971 until 1981, where he was named a Professor of Pharmacology in 1977. He is a director of Regeneron Pharmaceuticals, Inc. Dr. Gilman was a recipient of the Nobel Prize in Physiology or Medicine in 1994.

[PHOTO]         KAREN N. HORN, PH.D.                        Director since 1987
                SENIOR MANAGING DIRECTOR AND                          Age 54
                AND HEAD OF INTERNATIONAL PRIVATE
                BANKING, BANKERS TRUST COMPANY

                Mrs. Horn has served as the Senior Managing Director and Head of International Private Banking at Bankers Trust Company since 1996. Prior to joining Bankers Trust, she served as Chairman of the Board, Bank One Cleveland, N.A.; President of the Federal Reserve Bank of Cleveland; Treasurer of Bell of Pennsylvania; and Vice President of First National Bank of Boston. Mrs. Horn is a director of The British Petroleum Company p.l.c.; Rubbermaid Incorporated; and TRW, Inc. She also serves as a trustee of The Rockefeller Foundation and The Cleveland Clinic Foundation.

[PHOTO]         J. CLAYBURN LA FORCE, JR., PH.D.            Director since 1981
                DEAN EMERITUS, THE JOHN E. ANDERSON                   Age 69
                GRADUATE SCHOOL OF MANAGEMENT,
                UNIVERSITY OF CALIFORNIA AT LOS ANGELES

                Dr. La Force served as Dean of The John E. Anderson Graduate School of Management of the University of California at Los Angeles ("UCLA") from 1978 until he retired in 1993. He joined the faculty of UCLA in 1962 and served as Chairman of the Economics Department. Dr. La Force is a director of BlackRock Funds; Imperial Credit Industries, Inc.; Payden & Rygel Investment Trust; Provident Investment Council Mutual Funds; Rockwell International Corporation; Jacobs Engineering Group, Inc.; the Timken Company; and Motor Cargo Industries. He also is chairman of the board of directors of the Foundation for Research in Economics and Education.

[PHOTO]         AUGUST M. WATANABE, M.D.                    Director since 1994
                EXECUTIVE VICE PRESIDENT,                             Age 56
                SCIENCE AND TECHNOLOGY

                Dr. Watanabe has served as Executive Vice President, Science and Technology, since 1996. Prior to joining the Company, he was on the faculty of the Indiana University School of Medicine from 1972 to 1990, serving as Professor and Chairman of the Department of Medicine between 1983 and 1990. He joined the Company in 1990 as Vice President of Lilly Research Laboratories and was named Group Vice President of Lilly Research Laboratories in 1992. He was appointed a Vice President of the Company and elected to the Board of Directors in 1994. He is a fellow of the American College of Physicians and the American College of Cardiology and a director of the Indiana University Foundation.

DIRECTORS CONTINUING IN OFFICE UNTIL 2000:

[PHOTO]         EVAN BAYH                                   Director since 1997
                PARTNER, BAKER & DANIELS                              Age 42

                Mr. Bayh became a partner in the law firm of Baker & Daniels, Indianapolis, Indiana, in January 1997. From 1989 until 1997, he served as Governor of the State of Indiana. Prior to being elected Governor, Mr. Bayh served as Secretary of State for Indiana from 1987 until 1989. Mr. Bayh is a director of Great Lakes Chemical Corporation; Indianapolis Life Insurance Company; Dominick's Finer Foods, Inc.; and Fortis, Inc. He also serves as chairman of the National Education Goals Panel.


[PHOTO]         CHARLES E. GOLDEN                           Director since 1996
                EXECUTIVE VICE PRESIDENT                              Age 51
                AND CHIEF FINANCIAL OFFICER

                Mr. Golden joined the Company as Executive Vice President and Chief Financial Officer in 1996. Prior to joining the Company, he served as Vice President of General Motors Corporation ("GM"), and Chairman and Managing Director of Vauxhall Motors Limited, a subsidiary of GM in the United Kingdom, from 1993 to 1996. Mr. Golden joined GM in 1970 and held a number of executive positions in that company's domestic and international operations. Mr. Golden is a director of Clarian Health Partners and is a member of the U.S. advisory board of INSEAD.

                KENNETH L. LAY, PH.D.                       Director since 1993
[PHOTO]         CHAIRMAN OF THE BOARD AND                             Age 55
                CHIEF EXECUTIVE OFFICER,
                ENRON CORP.

                Mr. Lay has served Enron Corp. as Chairman of the Board since 1986 and its Chief Executive Officer since 1985. He joined Enron as President and Chief Operating Officer in 1985. Prior to joining Enron, he served as Chairman and Chief Executive Officer of Houston Natural Gas and as President, Chief Operating Officer, and a director of Transco Energy Company. Mr. Lay is a director of Compaq Computer Corporation and Trust Company of the West.

                SIDNEY TAUREL                               Director since 1991
[PHOTO]         PRESIDENT AND CHIEF                                   Age 49
                OPERATING OFFICER

                Mr. Taurel was elected President and Chief Operating Officer of the Company in 1996. He joined the Company in 1971 and has held management positions in the Company's operations in Brazil and Europe. He served as President of Eli Lilly International Corporation from 1986 until 1991, as Executive Vice President of the Pharmaceutical Division from 1991 until 1993 and as Executive Vice President of the Company from 1993 until 1996. Mr. Taurel is Chairman of the Board of Directors of Pharmaceutical Research and Manufacturers of America; a director of both ITT Industries, Inc. and The McGraw-Hill Companies, Inc.; and a member of the Board of Overseers of the Columbia Business School.


                ALVA O. WAY                                 Director since 1980
[PHOTO]         CHAIRMAN OF THE BOARD, IBJ                            Age 68
                SCHRODER BANK & TRUST COMPANY

                Mr. Way became Chairman of the Board of IBJ Schroder Bank & Trust Company in 1986. He also serves as a director of and consultant to Schroder p.l.c., London, and related companies. Mr. Way previously served as President of both The Travelers Corporation and American Express Company and served in executive positions at General Electric Company. He is a director of Gould, Inc.; The McGraw-Hill Companies, Inc.; Ryder System, Inc.; and Schroder p.l.c. Mr. Way also serves as a member of the Board of Fellows and Chancellor Emeritus of Brown University.


  During 1997 the Board of Directors held seven meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which the director served.

COMMITTEES OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE

  Members: Directors Way (Chair), Bayh, Beering and Prendergast
  Number of Meetings in 1997: Three
  Functions:

    . Oversees internal controls, audits and compliance program

    . Recommends independent auditors and oversees their activities

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

  Members: Directors Beering (Chair), Horn, Lay and Way
  Number of Meetings in 1997: Six
  Functions:

    .Establishes executive officers' compensation

    . Administers Deferred Compensation Plan, certain stock plans and EVA
      Bonus Plan

FINANCE COMMITTEE

  Members: Directors Lay (Chair), Golden, Horn and Seifert
  Number of Meetings in 1997: Two
  Functions:

    .Reviews current and long-range financial strategy and planning, including budgets, dividends and borrowings

PUBLIC POLICY COMMITTEE

  Members: Directors La Force (Chair), Bayh, Gilman, Seifert and Taurel Number of Meetings in 1997: Three
  Functions:

    .Reviews policies, practices and procedures relating to social, political, legal and economic issues affecting the Company

SCIENCE AND TECHNOLOGY COMMITTEE

  Members: Directors Prendergast (Chair), Beering, Gilman, La Force, and
  Watanabe
  Number of Meetings in 1997: Three
  Functions:

    .Reviews and makes recommendations regarding Company's strategic research goals and objectives

    .Reviews new developments, technologies and trends in pharmaceutical research and development

DIRECTORS AND CORPORATE GOVERNANCE COMMITTEE

  Members: Directors Horn (Chair), Beering, La Force, Lay and Tobias (ex-officio)
  Number of Meetings in 1997: Two
  Functions:

    .Recommends candidates for membership on the Board and Board committees

    .Considers candidates for the Board recommended by shareholders

    .Considers matters of corporate governance

    .Reviews and establishes compensation of non-employee directors

  This Committee will consider a candidate for director proposed by a shareholder. A candidate must be highly qualified and be both willing and expressly interested in serving on the Board. A shareholder wishing to propose a candidate for the Committee's consideration should forward the candidate's name and information about the candidate's qualifications to the Company's Secretary.

COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the number of shares of Company common stock beneficially owned by the directors, the Named Executive Officers listed on page 11, and all directors and executive officers as a group, as of February 6, 1998.

NAME OF INDIVIDUALS OR                                            SHARES OWNED
IDENTITY OF GROUP                                                BENEFICIALLY(1)
----------------------                                           ---------------
Evan Bayh.......................................................          762
Steven C. Beering, M.D..........................................       20,621
Alfred G. Gilman, M.D., Ph.D....................................        3,670
Charles E. Golden...............................................       43,212(2)
Rebecca O. Goss.................................................       63,574(3)
Karen N. Horn, Ph.D.............................................       16,179
J. Clayburn La Force, Jr., Ph.D.................................       26,216
Kenneth L. Lay, Ph.D............................................       43,703(4)
Franklyn G. Prendergast, M.D....................................        7,538
Kathi P. Seifert................................................        6,065
Sidney Taurel...................................................      315,331(5)
Randall L. Tobias...............................................      372,021(6)
August M. Watanabe, M.D.........................................      390,598(7)
Alva O. Way.....................................................       27,564(8)
All directors and executive officers as a group (28 persons)....    2,262,505

--------
(1) Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and sole investment power with respect to the shares shown in the table to be owned by that person. The shares shown do not include the following shares that may be purchased pursuant to stock options that are exercisable within 60 days of February 6, 1998: Ms. Goss, 148,800 shares; Mr. Taurel, 700,100 shares; Mr. Tobias, 1,075,000 shares; Dr. Watanabe, 90,616 shares; and all directors and executive officers as a group, 3,646,080 shares. The shares shown include, in the case of employees of the Company, shares credited to the accounts of the employees under The Lilly Employee Savings Plan ("Savings Plan") and, in case of non-employee directors and Mr. Tobias, shares credited to the directors' accounts under the Lilly Directors' Deferral Plan. No person listed in the table owns more than .0344% of the outstanding common stock of the Company. All directors and executive officers as a group own 0.1927% of the outstanding common stock of the Company.
(2) The shares shown for Mr. Golden include 272 shares credited to his account under the Savings Plan.
(3) The shares shown for Ms. Goss include 7,910 shares credited to her account under the Savings Plan. Ms. Goss' children have sole voting power and sole investment power with respect to 191 shares that are included in the table.
(4) Mr. Lay has shared voting power and shared investment power with respect to 20,220 shares that are included in the table and are owned by a family partnership of which he is a partner.
(5) The shares shown for Mr. Taurel include 12,745 shares credited to his account under the Savings Plan.
(6) Mr. Tobias' wife has sole voting power and sole investment power with respect to 93,400 shares that are included in the table. In addition, she has shared voting and investment power over 3,300 shares that are included in the table and are owned by family trusts of which she is a trustee. Mr. Tobias disclaims any beneficial interest in all of such shares. Mr. Tobias has shared voting power and shared investment power with respect to 84,000 shares that are included in the table and are owned by three separate foundations of which he is a director. The shares shown for Mr. Tobias include 1,578 shares credited to his account under the Savings Plan.
(7) The shares shown for Dr. Watanabe include 3,517 shares credited to his account under the Savings Plan.
(8) Mr. Way's wife owns 720 shares of those shown in the table, and he disclaims any beneficial interest therein.

PRINCIPAL HOLDERS OF COMMON STOCK

  To the best of the Company's knowledge, and except as set out below, Lilly Endowment, Inc., (the "Endowment") is the only beneficial owner of more than 5% of the outstanding shares of the Company's common stock. The following table sets forth information regarding this ownership as of February 6, 1998:

                                                      NUMBER OF SHARES  PERCENT
   NAME AND ADDRESS                                  BENEFICIALLY OWNED OF CLASS
   ----------------                                  ------------------ --------
   Lilly Endowment, Inc.............................    179,189,368      16.119%
   2801 North Meridian Street
   Indianapolis, Indiana 46208

  The Endowment has sole voting and sole investment power with respect to these shares. The Endowment may be deemed to be a parent of the Company as that term is defined for purposes of the Securities Act of 1933. The Board of Directors of the Endowment is composed of Mr. Thomas H. Lake, Honorary Chairman; Mr. Thomas M. Lofton, Chairman; Otis R. Bowen, M.D.; Mrs. Mary K. Lisher; Drs. William G. Enright, Earl B. Herr, Jr., and Herman B Wells; and Messrs. Byron P. Hollett, Eli Lilly II, and Eugene F. Ratliff. Drs. Bowen, Enright, and Herr and Messrs. Hollett, Lake, Lilly, Lofton, and Ratliff are shareholders of the Company.

  As of February 6, 1998, National City Bank of Indiana ("NCBI") held 60,882,218 shares of the Company's common stock (5.477% of the outstanding shares) in various fiduciary capacities. Over half of the shares are held by it as trustee under the Savings Plan, savings plans of affiliated companies, and the employee stock ownership plan. In addition, NCBI holds such shares for various parties in personal trusts, agency and custodial accounts, pension accounts, estates, and guardianships. NCBI has sole voting power with respect to 26,979,191 shares, shared voting power with respect to 193,950 shares, sole investment power with respect to 5,016,021 shares, shared investment power with respect to 12,902,820 shares, and the right to vote an additional 29,837,755 shares in the savings plans to the extent it is not instructed on how to vote such shares by plan participants.

DIRECTORS' COMPENSATION

  Employee directors receive no additional compensation for serving on the Board or its Committees. Non-employee directors receive a retainer of $2,915 per month and $1,600 for each Board meeting attended. In addition, they are paid $1,600 for each Committee or other meeting attended, if that meeting is not held on the same day as a Board meeting. Directors are also reimbursed for customary and usual travel expenses. The Company does not have a retirement plan for non-employee directors.

  Under the Lilly Directors' Deferral Plan, directors may elect to defer all or part of their cash compensation in either a Deferred Compensation Account or a Deferred Stock Account. Amounts in the Deferred Compensation Account earn interest at 2% above the prime interest rate annually (as adjusted each December). The aggregate amount of interest accrued for the participating directors in 1997 was $166,050.

  Compensation deferred in the Deferred Stock Account is credited in the form of hypothetical shares of the Company's common stock based on the market price of the stock at the time of the deferral. Hypothetical dividends are "reinvested" into additional shares based on the market price of the stock on the date dividends are paid. In addition, on the first business day in December, the Company credits each non-employee director's Deferred Stock Account with the lesser of 800 shares or the number of shares at the market price on that date equaling the value of the director's total annual cash compensation assuming he/she attended all regularly scheduled Board meetings. In 1997, each non-employee director's Deferred Stock Account was credited with 662 shares. All shares in the Deferred Stock Accounts are hypothetical and are not issued or transferred until the director resigns or dies. The shares credited to all non-employee directors' Deferred Stock Accounts are included in the share ownership table on page 8. At the director's election, upon retirement or resignation from the Board, the Deferred Compensation Account will be paid in a lump sum or in annual or monthly installments for up to 10 years, and the Deferred Stock Account will be paid in a lump sum or in annual installments for up to 10 years.

PERFORMANCE GRAPH

  The following performance graph compares the cumulative total shareholder return on the Company's common stock with Standard & Poor's 500 Stock Index and the Peer Group* for the years 1993 through 1997. The graph is constructed on the assumption that $100 was invested on December 31, 1992, in each of the Company's common stock, the S&P 500 Stock Index, and the Peer Group common stock.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN**
                AMONG LILLY, S&P 500 STOCK INDEX, AND PEER GROUP

                       [PERFORMANCE GRAPH APPEARS HERE]

                         FISCAL YEARS ENDED DECEMBER 31


                                  1992    1993    1994    1995    1996    1997
--------------------------------------------------------------------------------
  Lilly......................... $100.00 $102.41 $118.22 $208.87 $276.66 $534.92
--------------------------------------------------------------------------------
  S&P 500.......................  100.00  110.03  111.53  153.29  188.39  251.17
--------------------------------------------------------------------------------
  Peer Group 1..................  100.00   91.63  103.49  165.13  209.94  341.00
--------------------------------------------------------------------------------
  Peer Group 2..................  100.00   92.57  106.02  168.68  211.27  316.27


 * The Peer Group has been constructed by the Company as the industry index for purposes of the performance graph and is composed of eleven companies in the pharmaceutical industry used by the Company in 1997 to benchmark compensation of executive officers. The eleven companies are: Abbott Laboratories; American Home Products Corporation; Bristol-Myers Squibb Company; Glaxo Holdings p.l.c.; Johnson & Johnson; Merck & Co.; Pfizer, Inc.; Pharmacia & Upjohn, Inc.; Schering-Plough Corporation; SmithKline Beecham p.l.c.; and Warner-Lambert Company. That Peer Group is identified on the graph as Peer Group 1. Peer Group 2 appears on the graph as it was the Peer Group of companies used by the Company for benchmarking executive compensation prior to 1997. Peer Group 2 includes nine of the companies in Peer Group 1, excluding Johnson & Johnson and Schering-Plough.
** Total return assumes reinvestment of dividends.

EXECUTIVE COMPENSATION

 Summary Compensation Table

  The following Summary Compensation Table shows the compensation paid to Mr. Tobias, who served as Chief Executive Officer of the Company during 1997, and the four most highly compensated executive officers other than Mr. Tobias who were serving as executive officers as of December 31, 1997. These five individuals are the "Named Executive Officers."

                          SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION(1)
                                                                      --------------------------------
                                      ANNUAL COMPENSATION                    AWARDS          PAYOUTS
                               -------------------------------------  --------------------- ----------
                                                                                 NUMBER OF
                                                                                 SECURITIES LONG-TERM
                                                                                 UNDERLYING INCENTIVE
   NAME AND PRINCIPAL                                   OTHER ANNUAL  RESTRICTED  OPTIONS      PLAN        ALL OTHER
        POSITION          YEAR   SALARY     BONUS       COMPENSATION   STOCK(3)   GRANTED     PAYOUT      COMPENSATION
   ------------------     ---- ---------- ----------    ------------  ---------- ---------- ----------    ------------
Randall L. Tobias         1997 $1,200,000 $1,298,074(2)   $180,891                225,000   $1,661,280(4)   $72,004(5)
 Chairman of the Board    1996  1,100,000  1,152,111       149,216                150,000    2,470,463       66,002
 Chief Executive Officer  1995    984,000    983,167        42,170                300,000    1,697,988       59,040
Sidney Taurel             1997    860,000    650,778(2)    123,246                125,000    1,245,960(4)    51,602(5)
 President and Chief      1996    786,700    578,667       123,148                 75,000    1,313,625       47,202
 Operating Officer        1995    660,000    520,300        76,134                150,000      902,875       39,600
August M. Watanabe, M.D.  1997    636,000    518,534(2)     20,856                 60,000      899,860(4)    38,160(5)
 Executive Vice
  President,              1996    579,900    459,800        18,386                 40,000    1,135,650       34,794
 Science and Technology   1995    419,400    381,700        35,705                 80,000      780,550       25,164
Charles E. Golden         1997    636,000    492,649(2)      5,797                 60,000      824,872(4)    38,160(5)
 Executive Vice
  President               1996    497,600    945,371(6)    184,633(7)  $801,625   100,000          -0-        9,000
 and Chief Financial
  Officer
Rebecca O. Goss           1997    413,880    299,985(2)      9,417                 40,000      692,200(4)    24,833(5)
 Vice President and       1996    329,880    267,127         5,491                 20,000      872,925       19,973
 General Counsel          1995    257,880    249,840        15,259                 40,000      262,125       15,473

-------
(1) During the years indicated, stock appreciation rights were not granted.
(2) Amounts earned under the EVA Bonus Plan for 1997 and paid in 1998. An additional amount was earned for 1997 but not paid in 1998. The additional amount will be either paid in later years or forfeited, depending on the extent to which future annual financial performance goals under the EVA Bonus Plan are achieved.
(3) Mr. Golden was awarded 25,000 shares of restricted stock when he joined the Company as a means of replacing a portion of certain equity-based compensation he forfeited when he resigned from his previous employer to become an Executive Vice President of the Company. Dividends will be paid on the restricted stock awarded to Mr. Golden which was valued at $1,740,625 at December 31, 1997. Dr. Watanabe has 32,000 shares of restricted stock valued at $2,228,000 on December 31, 1997.
(4) Amounts paid in Company common stock (except for amounts paid in cash to satisfy tax withholding requirements) in February 1998 under the performance award program for the period January 1, 1996 through December 31, 1997.
(5) Company contribution to the named individual's account in the Savings
    Plan.
(6) Mr. Golden's 1996 bonus was composed of $352,121 paid in cash under the EVA Bonus Plan as described in footnote (2) and $593,250 paid in stock (except for tax withholding amounts) under the performance award program for the 1996 calendar year.
(7) Includes relocation expenses incurred as a result of Mr. Golden's move from the United Kingdom to Indiana in 1996.

Stock Option Grants

  The following table provides information on options to purchase Company common stock granted in 1997 to the Named Executive Officers under the 1994 Lilly Stock Plan.

                 OPTION SHARES GRANTED IN LAST FISCAL YEAR(1)

                                      INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------
                            NUMBER OF    % OF TOTAL OPTION
                           SECURITIES    SHARES GRANTED TO EXERCISE OR              GRANT DATE
                           UNDERLYING        EMPLOYEES      BASE PRICE  EXPIRATION   PRESENT
          NAME           OPTIONS GRANTED  IN FISCAL YEAR   PER SHARE(2)    DATE      VALUE(4)
          ----           --------------- ----------------- ------------ ----------- ----------
Randall L. Tobias.......     225,000           3.76           $64.06    10/19/07(3) $3,506,805
Sidney Taurel...........     125,000           2.09            64.06    10/19/07(3)  1,948,225
August M. Watanabe,
 M.D....................      60,000           1.00            64.06    10/19/07(3)    935,148
Charles E. Golden.......      60,000           1.00            64.06    10/19/07(3)    935,148
Rebecca O. Goss.........      40,000           0.66            64.06    10/19/07(3)    623,432

--------
(1) Stock appreciation rights were not granted during 1997.
(2) Options are granted at the market price of Company common stock on the date of grant.
(3) These options will become exercisable October 20, 2000.
(4) These values were established using the Black-Scholes stock option valuation model. Assumptions used to calculate the grant date present value of option shares granted during 1997 were in accordance with SFAS 123, as follows:
   (a) Expected Volatility--The standard deviation of the continuously compounded rates of return calculated on the average daily stock price over a period of time immediately preceding the grant and equal in length to the expected life. The volatility was 21.5%.
   (b) Risk-Free Interest Rate--The rate available at the time the grant was made on zero-coupon U.S. Government issues with a remaining term equal to the expected life. The risk-free interest rate was 6.18%.
   (c) Dividend Yield--The expected dividend yield was 3.14% based on the historical dividend yield over a period of time immediately preceding the grant date equal in length to the expected life of the grant.
   (d) Expected Life--The expected life of the grant was seven years, calculated based on the historical expected life of previous grants.
   (e) Forfeiture Rate--Under SFAS 123, forfeitures may be estimated or assumed to be zero. The forfeiture rate was assumed to be zero.

Stock Option Exercises and Option Values

  The following table contains information concerning stock options exercised during 1997 and stock options unexercised at the end of 1997 with respect to the Named Executive Officers.

          AGGREGATED OPTION SHARES EXERCISED IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUES(1)

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED,
                          NUMBER OF               OPTIONS AT FISCAL YEAR-    IN-THE-MONEY OPTIONS
                           SHARES                           END              AT FISCAL YEAR-END(2)
                          ACQUIRED      VALUE    ------------------------- -------------------------
NAME                     ON EXERCISE  REALIZED   EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- ----------- ----------- ------------- ----------- -------------
Randall L. Tobias.......       -0-           -0-  1,200,000    1,125,000   $68,513,000  $39,843,187
Sidney Taurel...........    51,200   $ 1,578,368    788,800      575,000    43,644,832   19,995,062
August M. Watanabe,
 M.D....................   278,384    10,944,774     90,616      300,000     5,012,863   10,624,850
Charles E. Golden.......       -0-           -0-        -0-      260,000           -0-    7,961,150
Rebecca O. Goss.........       -0-           -0-    148,800      160,000     8,313,119    5,371,200

--------
(1) Stock appreciation rights were not exercised during 1997 and no stock appreciation rights were outstanding on December 31, 1997.
(2) Represents the amount by which the market price of the common stock of the Company exceeded the exercise prices of unexercised options on December 31, 1997.

Long-Term Incentive Awards

  The following table provides information on long-term performance awards granted in 1997 to the Named Executive Officers under the 1994 Lilly Stock Plan.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                      ESTIMATED FUTURE PAYMENTS
                                                        UNDER NON-STOCK PRICE
                                                            BASED PLANS(2)
                                          PERFORMANCE --------------------------
                               NUMBER OF    PERIOD                       MAXIMUM
                                 SHARES      UNTIL    THRESHOLD  TARGET     #
NAME                           AWARDED(1)   PAYOUT    # SHARES  # SHARES SHARES
----                           ---------- ----------- --------- -------- -------
Randall L. Tobias.............   28,000     2 years    18,700    28,000  56,000
Sidney Taurel.................   19,000     2 years    12,670    19,000  38,000
August M. Watanabe, M.D.......    9,000     2 years     6,000     9,000  18,000
Charles E. Golden.............    9,000     2 years     6,000     9,000  18,000
Rebecca O. Goss...............    5,600     2 years     3,740     5,600  11,200

--------
(1) Represents the targeted award amount payable in the year 2000 if earned for the fiscal years 1998-1999 award period.
(2) Payouts are determined by the aggregate earnings per share ("EPS") level for the award period. The target amount will be paid if 100% of the targeted EPS is achieved; the threshold amount will be paid if at least 96.55% of the targeted EPS is achieved; and the maximum amount will be paid if 110.87% or more of the targeted EPS is achieved. No payment will be made unless at least 96.55% of the targeted EPS level is achieved.

 Compensation and Management Development Committee Report

  The Compensation and Management Development Committee consists of four non-employee directors. The Committee regularly reviews the Company's executive compensation policies and practices and establishes the salaries of executive officers. The Committee also administers the Deferred Compensation Plan, the EVA Bonus Plan (the "EVA Plan") and the 1994 Lilly Stock Plan, the stock plan covering executive officers and other members of management.

  A. Executive Compensation Policy

  The Committee's executive compensation policy is founded on principles that guide the Company in establishing all its compensation programs. The Company designs compensation programs to attract, retain and motivate highly talented individuals at all levels of the organization. In addition, the programs are designed to be cost-effective and to treat all employees fairly. To that end, all programs, including those for executive officers, share these characteristics:

  . Compensation is based on the level of job responsibility, individual performance, and Company performance. Members of senior management have a greater portion of their pay based on Company performance than other employees.

  . Compensation also reflects the value of the job in the marketplace. To retain its highly skilled work force, the Company strives to remain competitive with the pay of other highly respected employers who compete with the Company for talent.

  . To align the interests of employees with those of shareholders, the Company provides employees worldwide at all levels of the organization the opportunity for equity ownership through various Company programs. In addition, executive officers and other key employees worldwide have the opportunity to build more substantial equity ownership through Company stock plans.

  . Compensation programs are developed and administered to foster the long-term focus required for success in the research-based pharmaceutical industry.

  The Committee believes that the Company's executive compensation program reflects the principles described above and provides executives strong incentives to maximize Company performance and therefore enhance shareholder value. The program consists of both annual and long-term components. The Committee believes that the executive compensation program should be considered as a whole in order to properly assess whether it is attaining its objectives.

  In establishing total compensation, the Committee considers various measures of historical and projected Company performance, including sales, net income, return on shareholders' equity, return on sales and assets, sales and net income per employee, total market value and total shareholder return. These data form the basis for the Committee's assessment of the overall performance and prospects of the Company that underpins the Committee's judgment in establishing total compensation ranges. In evaluating these factors the Committee does not assign them relative weights or rankings; rather it makes a subjective determination based on a collective consideration of all such factors.

  The Committee also compares the Company's total compensation package (and, to the extent meaningful, the compensation of individual executive officers) with those global pharmaceutical companies of comparable size and stature to the Company that constitute the "Peer Group" for the Performance Graph on page
10. The Peer Group companies are identified in a footnote to the Performance Graph. The Committee uses the Peer Group data primarily as benchmarks to ensure that the executive compensation program as a whole is within the broad middle range of comparative pay of the Peer Group companies. The Committee does not target a specific position in the range of comparative data for each individual or for each component of compensation. Individual amounts are established in view of the comparative data and such other factors as level of responsibility, prior experience and the Committee's subjective judgment as to individual contribution. These factors are not assigned specific mathematical weights; rather, the Committee exercises its judgment and discretion in the information it reviews and the analysis it considers.

  The Company also retains independent compensation and benefits consultants to assist in evaluating executive compensation programs. The use of independent consultants provides additional assurance that the Company's programs are reasonable and appropriate to the Company's objectives.

  B. Components of Executive Compensation

  Annual Cash Compensation. Annual cash compensation for 1997 consisted of two components, base salary and a cash bonus under the EVA Plan.

  Base salaries are determined with reference to Company and individual performance for the previous year, internal relativity and market conditions, including pay at the Peer Group companies and general inflationary trends. Assessment of individual performance includes consideration of a person's impact on financial performance as well as judgment, creativity, effectiveness in developing subordinates and a diverse organization, and contributions to improvement in the quality of the Company's products, services and operations. As noted above, the Committee uses the Peer Group and other market data to test for reasonableness and competitiveness of base salaries but also exercises subjective judgment in view of the Company's compensation objectives.

  Cash bonuses for management are paid under the EVA Plan, a formula-based plan that is based on the concept of Economic Value Added ("EVA")*. In basic terms, EVA is after-tax operating profit less the annual total cost of capital. Under the EVA Plan, the size of bonuses varies directly with the amount by which after-tax operating profit exceeds the cost of capital. Thus, the EVA Bonus Plan rewards managers who increase shareholder value by most effectively deploying the capital contributed by the shareholders. The EVA Plan places bonuses "at risk" in that if the Company fails to achieve the target EVA, the bonuses earned can be reduced or even be negative, resulting in a reduction of future years' bonuses. The EVA Plan is more fully described below under the caption "Item 4. Proposal to Approve Amended EVA Bonus Plan." The Committee determines the participants and sets the target bonus levels prior to the beginning of the year. As to the executive officers, the Committee's intent is to set target bonuses within the broad middle range of Peer Group companies.

  Long-Term Incentives. The Company employs two forms of long-term incentives granted under the 1994 Lilly Stock Plan, performance awards and stock options. These incentives foster the long-term focus necessary for continued success in the research-based pharmaceutical business. They also provide individuals in leadership roles the opportunity for substantial equity ownership to ensure proper focus on shareholder value. Performance awards and stock options have traditionally been granted broadly and deeply within the organization, with over 2,000 management and professional employees now participating.

  Performance awards provide recipients the opportunity to earn shares of Company common stock annually if certain performance goals are achieved. The awards, which are granted annually, are structured as a schedule of shares of common stock based on the Company's achievement of specific cumulative earnings-per-share ("EPS") levels over a two-year award period. Individual award size varies depending on the recipient's level of responsibility.

  Stock options are an important part of the Company's performance-based compensation. Stock options provide a strong incentive to increase shareholder value, since Company stock options have value only if the stock price increases over time. The Company's 10-year options, granted at the market price on the date of grant, ensure that employees are oriented to growth over the long term and not simply to short-term profits. In addition, the options encourage retention because they carry a three-year vesting period and, if not exercised, may be forfeited if the employee leaves the Company before retirement. The size of grants to executive officers in 1997 was based primarily on the recipient's level of responsibility. The Committee also considered the size of grants to individuals in previous years and internal relativity.
--------
* "EVA" is a trademark of Stern, Stewart & Company, a compensation and benefits consulting firm.

  Adjustments for Extraordinary Events. Consistent with past practices, the Committee adjusted the financial results on which awards were determined under the 1996-97 performance awards to minimize or eliminate the effect on earnings per share of accounting adjustments and other extraordinary non-operating items. The purpose of the adjustments is to ensure that award payouts reflect ongoing operating results and are not artificially inflated or deflated due to one-time non-operating events. Adjustments were made to eliminate the extraordinary income effect, and to eliminate or reduce the effect of extraordinary charges, resulting from certain business development and licensing arrangements, asset dispositions and asset writedowns during the award period.

  Deductibility Cap on Executive Compensation. Federal income tax law disallows corporate deductibility for certain compensation paid in excess of $1 million to the Named Executive Officers. "Performance-based compensation," as defined in the tax law, is not subject to the deductibility limitation provided certain shareholder approval and other requirements are met. Stock option and performance award compensation of the Named Executive Officers under the 1994 Lilly Stock Plan qualifies as "performance-based compensation," and therefore is fully deductible. Stock options and performance award compensation under the 1998 Plan (as described more fully below under the caption "Item 3. Proposal to Approve The 1998 Lilly Stock Plan") will also qualify for full deductibility if the plan is approved by the shareholders at the 1998 Annual Meeting. Finally, the Board of Directors is submitting the EVA Plan to a vote of the shareholders at the 1998 Annual Meeting in order to assure full deductibility of EVA payments to the Named Executive Officers in the future (as described under the caption "Item 4. Proposal to Approve Amended EVA Bonus Plan").

  C. Chief Executive Officer Compensation

  The compensation of Mr. Tobias, Chairman of the Board and Chief Executive Officer, consists of the same components as for other senior executives, namely base salary, EVA bonus, performance awards and stock options.

  In establishing Mr. Tobias' 1997 compensation, the Committee applied the principles outlined above in the same manner as they were applied to the other executives. The Committee reviewed Company performance relative to the Peer Group companies, based on a number of factors including sales, earnings, return on sales and assets, return on equity and total shareholder return. The Committee did not assign these factors relative weights or rankings but rather made a subjective determination after considering all such factors collectively. The Committee also noted Mr. Tobias' success in 1996 in focusing employees' efforts to improve operating results and in leading senior management to develop a new strategic plan.

  Mr. Tobias' base salary for 1997 was increased to $1,200,000. This salary was within the middle range of Peer Group Chief Executive Officers. The Committee believed this increase was appropriate in light of Mr. Tobias' strong individual performance as described above.

  The 1997 EVA Plan bonus target for Mr. Tobias was set at $1,000,000, the same as the previous year. Bonus size was consistent with the goal of placing a substantial proportion of Mr. Tobias' pay "at risk." The bonus was also targeted to be within the broad middle range relative to other Chief Executive Officers of Peer Group companies.

  In October 1997, the Committee provided Mr. Tobias a performance award to be earned over the two-year award period 1998-99. If earnings per share performance targets are achieved, the award will pay out 28,000 shares of Lilly common stock in the year 2000. In determining the size of the award, the Committee considered Mr. Tobias' level of responsibility and internal relativity. As with the awards to other senior executives, the award size for Mr. Tobias was increased modestly to maintain competitiveness with other Peer Group programs. However, the earnings-per-share hurdles for minimum, target, and maximum payouts were increased over previous years. In light of activities during the award period involving business development initiatives, the Committee adjusted Mr. Tobias' payout under the 1996-97 performance award to reduce the effect of the one-time accounting charges and to eliminate the effect of extraordinary gains during the award period.

  In October 1997, the Committee also granted Mr. Tobias an option to purchase 225,000 shares of Company common stock at $64.06 per share, the market price on the date of the grant. In determining the size of the grant, the Committee considered Mr. Tobias' strong leadership as described above. The Committee also took note of the number of option shares previously granted to Mr. Tobias. The award size was consistent with the goal of placing a greater portion of Mr. Tobias' total pay "at risk."

               Compensation and Management Development Committee

                     Steven C. Beering, M.D., Chairperson

     Karen N. Horn, Ph.D     Kenneth L. Lay, Ph.D          Alva O. Way

COMPENSATION COMMITTEE INTERLOCKS

  Mr. Tobias served on the Compensation Committee of the Board of Directors of Kimberly-Clark Corporation during 1997, during which time Mrs. Seifert, Group President of Kimberly-Clark Corporation, served as a director of the Company.

RETIREMENT PLAN

  The Pension Plan Table sets forth a range of annual retirement benefits under The Lilly Retirement Plan ("Retirement Plan") for graduated levels of average annual earnings (consisting of Salary, Bonus and Long-Term Incentive Plan Payouts as set forth in the Summary Compensation Table on page 11) and years of service for the life of a retired employee, assuming retirement at age 65 with a 50% survivor income benefit. The amounts shown in the table are not subject to deduction for social security benefits.

                              PENSION PLAN TABLE

    AVERAGE
    ANNUAL
   EARNINGS
 (HIGHEST 5 OF                                      YEARS OF SERVICE
    LAST 10               ---------------------------------------------------------------------
    YEARS)                   15        20        25        30        35        40        45
 -------------            --------- --------- --------- --------- --------- --------- ---------
  $  750,000.............   154,795   206,380   257,980   309,585   361,185   361,185   364,960
   1,000,000.............   207,450   276,600   345,760   414,910   484,060   484,060   486,595
   1,500,000.............   312,775   417,030   521,300   625,560   729,815   729,815   729,895
   2,000,000.............   418,100   557,465   696,845   836,210   975,575   975,575   975,575
   2,500,000.............   523,425   697,900   872,385 1,046,860 1,221,335 1,221,335 1,221,335
   3,000,000.............   628,750   838,335 1,047,925 1,257,510 1,467,095 1,467,095 1,467,095
   3,500,000.............   734,075   978,765 1,223,470 1,468,160 1,712,855 1,712,855 1,712,855
   4,000,000.............   839,400 1,119,200 1,399,010 1,678,810 1,958,610 1,958,610 1,958,610
   4,500,000.............   944,725 1,259,635 1,574,555 1,889,460 2,204,370 2,204,370 2,204,370
   5,000,000............. 1,050,051 1,400,070 1,750,095 2,100,115 2,450,130 2,450,130 2,450,130
   5,280,000............. 1,109,033 1,478,710 1,848,400 2,218,075 2,587,755 2,587,755 2,587,755

  The years of service credited to the Named Executive Officers are Mr. Tobias, 19 years; Mr. Taurel, 26 years; Ms. Goss, 20 years; Dr. Watanabe, 16 years; and Mr. Golden, 28 years. Mr. Golden's ultimate pension benefit from the Retirement Plan will be reduced by the amount of the pension payments he receives from his previous employer.

  Section 415 of the Internal Revenue Code ("Code") generally places a limit of $130,000 on the amount of annual pension benefits that may be paid at age 65 from a plan such as the Company's Retirement Plan. The Code also places a $10,000 limit, subject to adjustment by the Internal Revenue Service, on annual contributions by an employee to the Company's Savings Plan and, in addition, imposes a combined limitation when an employee is covered by both types of plans. Under an unfunded plan adopted in 1975, however, the Company will make payments as permitted by the Code to any employee who is a participant in the Retirement Plan or the Savings Plan in an amount equal to the difference, if any, between the benefits that would have been payable under such plans without regard to the limitations imposed by the Code and the actual benefits payable under such plans as so limited.

CHANGE-IN-CONTROL SEVERANCE PAY ARRANGEMENTS

  The Company has adopted a change-in-control severance pay program ("Program") covering most employees of the Company and its subsidiaries, including the Company's executive officers. In general, the Program would provide severance payments and benefits to eligible employees and executive officers in the event of their termination of employment under certain circumstances within fixed periods of time following a change in control. A "change-in-control" would occur if 20% or more of the Company's voting stock were acquired by an entity other than the Company, a subsidiary, an employee benefit plan of the Company, or the Endowment. There are additional conditions that could result in a change-in-control event. The Program is not subject to amendment by the Board, whether prior to or following a change-in-control, in any manner adverse to a participant without his or her prior written consent.

  Under the portion of the Program covering the Named Executive Officers, each would be entitled to severance payments and benefits in the event that his or her employment is terminated following a change-in-control (i) without "cause" by the Company; (ii) for "good reason" by the executive officer, each as is defined in the Program; or (iii) for a limited period of time, for any reason by the executive officer. In such case, the executive officer would be entitled to a severance payment equal to three times his or her current annual cash compensation. Additional benefits would include a pension supplement and full and immediate vesting of all stock options and other equity incentives. In the event that any payments made in connection with the change-in-control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code as a result of the aggregate compensation payments and benefits made to the individual, under the Program or otherwise, in connection with a change-in-control, the Company is obligated to make whole the individual with respect to such excise tax.

CERTAIN BUSINESS RELATIONSHIPS

  During the past calendar year, the Company, in the normal course of business, utilized the services of the law firm of Baker & Daniels, in which Mr. Bayh is a partner. The Company plans to continue using the services of the firm in 1998.

            ITEM 2. PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

  The Board of Directors recommends an amendment to the Articles of Incorporation to increase the authorized common stock of the Company from the presently authorized number of 1,600,000,000 shares to 3,200,000,000 shares. The language in Article 4 of the existing Articles of Incorporation would be amended as follows (new language underscored):

  "The total number of shares which the Corporation shall have authority to issue is 1,605,000,000 3,205,000,000 shares, consisting of 1,600,000,000
  3,200,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Corporation's shares do not have any par or stated value, except that, solely for the purpose of any statute or regulation imposing any tax or fee based upon the capitalization of the Corporation, each of the Corporation's shares shall be deemed to have a par value of $0.01 per share."

  In September 1997, the Company authorized a two-for-one stock split to be effected in the form of a 100% stock dividend. The stock dividend was paid on October 15, 1997. This reduced significantly the number of authorized but unissued shares of common stock available to the Company for future use. As of February 13, 1998, there were 1,111,258,506 shares of common stock issued and outstanding.

  The proposed increase in the number of shares of authorized common stock will ensure that shares can be issued if needed, in connection with stock splits, stock dividends, acquisitions and other corporate purposes. The Board of Directors believes that it is beneficial to the Company to have the additional shares available for such purposes without delay or the necessity of a special shareholders' meeting. The Company has no immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of common stock which would be authorized by the proposed amendment.

  No further action by the Company's shareholders would be necessary to issue the additional shares of common stock unless required by applicable law or regulatory agencies or by the rules of any stock exchange on which the Company's securities may then be listed.

  The holders of any of the additional shares of common stock issued in the future would have the same rights and privileges as the holders of the shares of common stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

  As stated above, the Company has no immediate plans, arrangements, commitments or understandings with respect to the issuance of any additional shares of common stock which would be authorized by the proposed amendment. However, the increased authorized shares could be used to make a takeover attempt more difficult such as by using the shares to make a counter-offer for the shares of the bidder or by selling shares to dilute the voting power of the bidder. As of this date, the Board is unaware of any effort to accumulate the Company's shares or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

  The current Articles contain other provisions that may be viewed as having possible anti-takeover effects. Under these provisions the Company's Board of Directors is divided into three classes, with approximately one-third of the members of the Board nominated for election each year. Thus, two Annual Meetings are necessary for a majority shareholder to replace a majority of incumbent directors. In addition, directors may be removed only for cause and only upon the affirmative vote of the holders of 80% of the outstanding voting power of the Company. The current Articles further provide that, in certain situations, the affirmative vote of the holders of 80% of the Company's outstanding voting power is required to approve certain business transactions (such as mergers or sales of assets) involving another entity that beneficially owns 5% or more of the voting power of the Company. The current Articles also provide that the Board, when evaluating such transactions, shall, in connection with the exercise of its judgment in determining what is in the best interest of the Company and its shareholders, give due consideration to all relevant factors including the social and economic effects on employees, customers, suppliers, and other constituents of the Company and on the communities in which the Company operates or is located.

  On July 18, 1988, the Company adopted a ten-year Shareholder Rights Plan. Under the terms of the Plan, all shareholders of common stock received, for each share owned, a preferred stock purchase right entitling them to purchase from the Company one eight-hundredth of a share of Series A Participating Preferred Stock at an exercise price of $40.625. The rights are not exercisable until after the date on which the Company's right to redeem has expired. The Company may redeem the right for $.00125 per right up to and including the tenth business date after the date of a public announcement that a person (the "Acquiring Person") has acquired ownership of stock having 20% or more of the Company's general voting power (the "Stock Acquisition Date"). The Plan provides that if the Company is acquired in a business combination transaction at any time after a Stock Acquisition Date, generally each holder of a right will be entitled to purchase at the exercise price a number of the acquiring company's shares having a market value of twice the exercise price. The Plan also provides that in the event of certain other business combinations, certain self-dealing transactions, or the acquisition by a person of stock having 25% or more of the Company's general voting power, generally each holder of a right will be entitled to purchase at the exercise price a number of shares of the Company's common stock having a market value of twice the exercise price. Any rights beneficially owned by an Acquiring Person shall not be entitled to the benefit of the adjustment with respect to the number of shares described above.

  The Company is not proposing any increase in the number of shares of authorized preferred stock of which 5,000,000 shares are authorized but have not been issued. A total of 1,400,000 shares of the preferred stock have been designated as Series A Participating Preferred Stock and reserved for issuance pursuant to the Shareholder Rights Plan discussed above. The Board (subject to applicable law or rules of regulatory agencies and requirements of stock exchanges) has the power to issue the existing preferred stock without further shareholder approval, with such rights as the Board deems advisable, including conversion rights, redemption rights, voting rights and liquidation rights. The preferred stock could be issued to deter a takeover by establishing the terms of the preferred stock so as to make the takeover substantially more expensive. The preferred stock could also be issued with voting rights intended to make acquisition of the Company more difficult.

  THE BOARD RECOMMENDS A VOTE FOR AMENDING THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

             ITEM 3. PROPOSAL TO APPROVE THE 1998 LILLY STOCK PLAN

  Stock plans that allow employees to increase ownership of Company stock have been an integral part of the Company's compensation programs for nearly 50 years. The Board believes that the shareholders have benefited from these plans over the years as the plans enable the Company to attract and retain employees who enhance the value of the Company and align the interests of employees with those of shareholders through increased employee ownership of the Company. Therefore, the Board of Directors has adopted, subject to shareholder approval, the 1998 Lilly Stock Plan ("1998 Plan"). The Board adopted the 1998 Plan at this time because approximately 1,300,000 shares of the Company's common stock remain available for future grants under the stock plan currently in effect, the 1994 Lilly Stock Plan ("1994 Plan"). The 1998 Plan, which is very similar to the 1994 Plan it will replace, will become effective upon approval by the shareholders. Immediately after such approval, the Board will terminate the 1994 Plan.

  Under the 1998 Plan grants may be made to officers and any employees of the Company selected by the Compensation and Management Development Committee of the Board (the "Committee"), the Committee that will administer the Plan. Currently approximately 31,200 employees, including 19 executive officers and employee directors, are eligible to participate. The number of eligible employees and grantees will vary from year to year.

  The Committee that administers the 1998 Plan is composed entirely of non-employee directors. The Committee is authorized to grant up to 55,000,000 shares of the Company's common stock ("Lilly Stock"), which represents less than 5% of the Company's outstanding shares, in the form of stock options, performance awards, and restricted stock. The number of shares available for grant may be adjusted in the event of a stock split, stock dividend, spin-off or other relevant change affecting Lilly Stock. The 1998 Plan, like the 1994 Plan, does not permit the grant of stock appreciation rights. The 1998 Plan also maximizes the deductibility of certain grants under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The 1998 Plan will expire on the fifth anniversary of its effective date unless terminated earlier by the Board.

  The principal features of the Plan are summarized below. The Summary is qualified in its entirety by reference to the full text of the 1998 Plan, which is attached to this Proxy Statement as Exhibit A.

SHARES SUBJECT TO PLAN

  Subject to adjustment as described below, a maximum of 55,000,000 shares of Lilly Stock may be issued or transferred for grants under the 1998 Plan. The shares may be unissued shares or treasury shares. In the event of a stock split, stock dividend, spin-off or other relevant change affecting Lilly Stock, the Committee may adjust the number of shares available for grants and the number of shares and price under outstanding grants made before the event.

GRANTS UNDER THE 1998 PLAN

  Stock Options. The Committee may grant nonqualified options, Incentive Stock Options ("ISOs") and other forms of tax-favored stock options under the Code. The Committee shall establish the option price, which may not be less than 100% of the fair market value of the stock on the date of grant. Options may not be repriced. The term of the option and the period during which it may be exercised are also established by the Committee, provided that the term may not exceed 10 years. The option price may be satisfied in cash or, if permitted by the Committee, by delivering to the Company previously-acquired Lilly Stock having a fair market value equal to the option price. No grantee may receive options for more than 1,500,000 shares under the 1998 Plan in any period of any three consecutive calendar years.

  Performance Awards. The Committee may grant performance awards under which payment would be made in shares of Lilly Stock, cash, or both if the financial performance of the Company or a subsidiary, division, or other unit of the Company ("Business Unit") selected by the Committee meets certain financial goals during an award period. A maximum of 18,000,000 shares may be issued under the 1998 Plan in the form of performance awards. The financial goals are established by the Committee at the beginning of the award period and are limited to earnings per share; net income; divisional income; EVA; Market Value Added ("MVA") or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges. The financial goals may also include total shareholder return or Lilly Stock price goals. For a description of the concept of EVA, please refer to the discussion under the caption "Item 4. Proposal to Approve Amended EVA Bonus Plan" in this Proxy Statement. MVA is the difference between a company's fair market value, as reflected primarily in its stock price, and the economic book value of capital employed. The Committee also establishes the award period (four or more consecutive fiscal quarters), the maximum payment value of an award and the minimum financial performance required before a payment is made. Awards may be denominated either in shares of Lilly Stock ("Stock Performance Awards") or in dollar amounts ("Dollar Performance Awards"). The maximum number of shares that may be received by an individual in payment of Stock Performance Awards in any calendar year is 100,000. As to Dollar Performance Awards, the maximum payment to an individual in any calendar year is $4,000,000. The Committee can elect to pay cash in lieu of part or all of the shares of Lilly Stock payable under an award, and such cash payment shall be deemed a payment of shares (based on the market value of Lilly Stock on the payment date) for purposes of determining compliance with the maximum payment limitation for Stock Performance Awards. In order to receive payment, a grantee must remain employed by the Company to the end of the award period, except that the Committee may make complete or partial exceptions to that rule. The Committee may impose additional conditions on a grantee's entitlement to receive payment under a performance award.

  At any time prior to payment, the Committee can adjust awards for the effect of unforeseen events that have a substantial effect on the performance goals and would otherwise make application of the performance goals unfair. However, no adjustment may be made that would cause payment of the award to fail to be fully deductible by the Company under section 162(m) of the Code.

  Restricted Stock Grants. The Committee may also issue or transfer shares under a restricted stock grant. A maximum of 2,000,000 shares may be issued under the 1998 Plan in the form of restricted stock grants. The grant will set forth a restriction period during which the grantee must remain employed by the Company. The stock certificate will be held by the Company in escrow until the restriction period lapses. If the grantee's employment terminates during the period, the grant terminates and the shares are returned to the Company. However, the Committee can provide complete or partial exceptions to that requirement as it deems equitable. During the restriction period, the grantee is entitled to vote the shares and receive dividends but cannot dispose of the shares. Upon lapse of the restrictions, the stock certificate is delivered to the grantee.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

  The grant of a stock option will not result in taxable income at the time of grant for the grantee or the Company. The grantee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising a nonqualified stock option, the grantee will recognize ordinary income in the amount by which the fair market value exceeds the option price; the Company will be entitled to a deduction for the same amount. The treatment to a grantee of a disposition of shares acquired through the exercise of an option depends on how long the shares are held and on whether the shares were acquired by exercising an ISO or a nonqualified stock option. Generally, there will be no tax consequence to the Company when shares acquired under an option are disposed of except that the Company may be entitled to a deduction if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

AUTHORITY OF COMMITTEE

  The 1998 Plan will be administered and interpreted by the Committee, each member of which must be a "non-employee" director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" within the meaning of section 162(m) of the Code. The Committee will select persons to receive grants from among the eligible employees, determine the type of grants and number of shares to be awarded to grantees, and set the terms and conditions of the grants. The Committee may establish rules for administration of the 1998 Plan.

OTHER INFORMATION

  The Board may amend the 1998 Plan as it deems advisable, except that shareholder approval is required for any amendment that would (i) allow the repricing of stock options, (ii) allow the grant of stock options at an option price below fair market value of Lilly Stock on the date of grant, (iii) increase the number of shares authorized for issuance or transfer, or (iv) increase any of the various maximum limits established for stock options, performance awards, and restricted stock. The Committee may amend outstanding grants consistent with the 1998 Plan if the amendment does not impair the grantee's rights or upon the agreement of the grantee.

  In the event of a Change-in-Control (as defined in Article 9 of the 1998
Plan), in order to preserve all of the Grantee's rights the following shall occur, unless the Committee expressly provides otherwise in the grant agreement: (i) any outstanding stock option not already exercisable shall become immediately exercisable; (ii) any restriction periods on restricted stock grants shall immediately lapse; and (iii) outstanding performance awards will be vested and paid out on a prorated basis, based on the maximum award opportunity and the number of months elapsed compared to the total number of months in the award period.

  The Committee has made no determinations as to any grants or awards under the 1998 Plan. During 1997, performance awards were granted under the 1994 Plan to the Named Executive Officers as set forth in the table on page 13 entitled "Long-Term Incentive Plan Awards in Last Fiscal Year." In 1997, the Committee granted the following performance awards under the 1994 Plan to the following groups:

                                                               NUMBER OF SHARES
                                                               -----------------
GROUP                                                  MINIMUM TARGET   MAXIMUM
-----                                                  ------- ------- ---------
Executive Officers (19 persons).......................     0   111,350   222,700
Non-Executive Officer Employees.......................     0   875,775 1,751,550

  During 1997, stock options were granted under the 1994 Plan to the Named Executive Officers as set forth in the table on page 12 entitled "Option Shares Granted in Last Fiscal Year." Also during 1997, the Committee granted stock options under the 1994 Plan for 311,000 shares to all executive officers as a group at an exercise price of $64.06 per share and 5,154,040 shares to non-executive officer employees as a group at an exercise price of $64.06 per share. In 1997, the Committee granted a total of 22,000 shares of restricted stock under the 1994 Plan to four employees, none of whom were executive officers.

  The closing price of Lilly Stock on the New York Stock Exchange on February 13, 1998, was $63.6875 per share.

  THE BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 1998 LILLY STOCK
PLAN.

              ITEM 4. PROPOSAL TO APPROVE AMENDED EVA BONUS PLAN

  In 1995 the Board of Directors adopted a bonus plan, the Eli Lilly and Company EVA Bonus Plan ("EVA Plan"), that provides incentive compensation to selected employees based on a measure of "Economic Value Added" or "EVA" of the Company. The purpose of the EVA Plan is to motivate performance through bonus payments that will promote the maximization of shareholder value over the long term by linking performance incentives to increases in shareholder value. The EVA Plan ties bonus compensation to EVA as described below, and thereby rewards employees for long-term, sustained improvement in shareholder value.

  The Board of Directors has amended the EVA Plan and is now submitting it to shareholders for approval. The amended EVA Plan is substantially similar to the current plan, but has been amended to maximize the tax deductibility of payments made under the Plan under the Code. If approved by the shareholders, the EVA Plan will replace the current plan, effective January 1, 1999. If the EVA Plan is not approved by shareholders, the current plan will remain in effect. Over 2,000 employees now participate in the EVA Plan.

  Shareholder approval of the EVA Plan will allow payments made under the Plan to be fully tax deductible as "performance-based" compensation under section 162(m) of the Code. As discussed on page 16 in the section entitled "Deductibility Cap on Executive Compensation," section 162(m) disallows the corporate tax deduction for certain compensation in excess of $1 million per year paid to any Named Executive Officer. However, certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if the material terms of the plan are approved by the Company's shareholders.

PURPOSE OF THE EVA PLAN

  The purpose of the EVA Plan is to motivate performance by linking bonuses to improvements in the Company's EVA. EVA reflects the benefits and costs of capital employment for the Company. Employees create economic value when the operating profits from a business exceed the cost of the capital employed. A feature of the EVA Plan is that the bonus is at risk of non-payment if certain performance goals are not met. In fact, not only is there the possibility that no bonus will be earned, but a portion of future bonus payments may be reduced if specified performance goals are not met.

  The principal features of the EVA Plan are summarized below. The EVA Plan summary is qualified in its entirety by reference to the full text of the EVA Plan, which is attached to this Proxy Statement as Exhibit B.

PRINCIPAL FEATURES OF THE EVA PLAN

  The EVA Plan determines incentive compensation payments based upon the actual performance of the Company in achieving improvement in EVA relative to the established EVA targets. Improvement in EVA occurs when the ratio of net after-tax operating profit to capital employed in the business increases over time. EVA establishes a direct link between incentive compensation and return earned on capital relative to a specified target return. EVA is defined under the EVA Plan as the after-tax operating earnings of the Company for a plan year in excess of the "capital charge." The "capital charge" is defined as the net investment employed by the Company in operations and financing activities, multiplied by the percentage calculated from the weighted average of the Company's "cost of debt" and the "cost of equity" (each as defined in the EVA
Plan). Prior to the beginning of the plan year, the Committee may specify that EVA will be determined before the effects of acquisitions, divestitures, restructuring or changes in corporate capitalization, accounting changes, and/or events that are treated as extraordinary items for accounting purposes.

  The EVA Plan is administered by the Compensation and Management Development Committee of the Board. All employees of the Company and its subsidiaries are eligible to participate in the EVA Plan, and the Committee will select from among the eligible employees those who may participate for a particular plan year. The Committee will make target bonus awards to each participant in the EVA Plan for a plan year, determined by the Committee according to a schedule that associates job responsibilities with a target bonus amount expressed as a percentage of the participant's annual base salary in effect at the beginning of the plan year. Prior to the beginning of each year, the Committee will approve a target level of EVA performance for all participants for the plan year. The target EVA for any plan year will be determined by adding (i) the average of the prior year's actual EVA and the prior plan year's target EVA, and (ii) an additional EVA amount determined by the Committee to insure a minimum level of improvement in EVA. The actual bonus earned by a participant under the EVA Plan is determined by adjusting the participant's target bonus for the year upwards or downwards depending upon whether the actual EVA surpasses or falls short of the target EVA. However, if actual EVA for any plan year falls below a minimum acceptable level established by the Committee at the beginning of the plan year, no bonuses will be earned by participants for that plan year and the balance in the participant's bonus bank (as described below) will be reduced.

  After a bonus award for a participant has been determined under the EVA Plan for a plan year, it will be credited to the participant's "bonus bank." The amount of the bonus bank is increased or decreased for any plan year by the amount of bonus determined for such year. The participant will be paid from his bonus bank for such year up to the target bonus amount, plus one-third of any remaining bank balance for such year and prior plan years. If the available bonus bank balance is negative, no payment will occur. The maximum amount of the bonus that may be paid to a participant subject to section 162(m) of the Code during any one calendar year is $5 million. Special rules apply for the proration or forfeiture of bonuses and amounts payable from the bonus bank upon termination of a participant's employment under various circumstances (such as retirement, death, disability or misconduct). There are also special rules relating to leaves of absence and demotions.

  The EVA Plan may be amended at any time by the Board or the Committee, which may seek shareholder approval of any such amendment to the extent deemed necessary or advisable for purposes of complying with section 162(m) of the Code or for any other reason. The EVA Plan, if approved, will remain in effect until December 31, 2003.

  It is not possible at this time to determine the bonuses that may become payable under the EVA Plan for 1999, the first year of the amended plan's operation. The EVA awards paid under the current EVA Plan for 1997 to the Company's Named Executive Officers are as set forth on the Summary Compensation Table on page 11. The aggregate EVA awards paid to all executive officers as a group was $6,141,714 and approximately $57,188,811 for all non-executive officer employees as a group.

  THE BOARD RECOMMENDS THAT YOU VOTE FOR APPROVING THE AMENDED EVA BONUS PLAN.

     ITEM 5. PROPOSAL TO RATIFY THE APPOINTMENT BY THE BOARD OF DIRECTORS
                       OF PRINCIPAL INDEPENDENT AUDITORS

  The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP as principal independent auditors for the Company for the year 1998. In accordance with the By-laws of the Company, this appointment will be submitted to the shareholders for ratification. Ernst & Young served as the principal independent auditors for the Company in 1997. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. Those representatives will have the opportunity to make a statement if they desire to do so.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFYING THE APPOINTMENT OF ERNST & YOUNG LLP AS PRINCIPAL INDEPENDENT AUDITORS FOR THE YEAR 1998.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under Securities and Exchange Commission rules relating to reporting of changes of beneficial ownership of Company common stock, reports during the last fiscal year relating to the following transactions of executive officers of the Company were not timely filed due to inadvertence: One report for Ms. Goss pertaining to gifts of stock; one report for Mr. Michael E. Hanson, a retired executive, pertaining to a stock option exercise; two reports for Mr. Tobias relating to sales of stock by a family trust for the benefit of his children; and two reports for Dr. Watanabe pertaining to gifts of stock and a stock option exercise, respectively. Upon discovery, all these oversights were promptly corrected.

OTHER

  The Company will pay all expenses in connection with solicitation of proxies. The Company will pay brokers, nominees, fiduciaries or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies primarily by mail, but directors, officers and other employees of the Company may also solicit in person, by telephone, by telefax or by mail. The Company may retain D.F. King & Co., Inc., to assist in the distribution and solicitation of proxies. If retained, the firm may solicit proxies by personal interview, telephone, telefax and mail. It is anticipated that the fee for those services will not exceed $18,000 plus reimbursement of customary out-of-pocket expenses.

  As of the date of this Proxy Statement, the management of the Company does not know of any matters to be presented for consideration at the meeting other than those described in this Proxy Statement. If any other matters properly come before the meeting, the accompanying proxy confers discretionary authority with respect to those matters, and the persons named in the accompanying form of proxy intend to vote that proxy to the extent entitled in accordance with their best judgment.

                                          By order of the Board of Directors,

                                          Daniel P. Carmichael
                                          Secretary

March 4, 1998

                                                                      EXHIBIT A

                                     1998
                               LILLY STOCK PLAN

  The 1998 Lilly Stock Plan ("1998 Plan") authorizes the Compensation and Management Development Committee ("Committee") to provide officers and other employees of Eli Lilly and Company and its subsidiaries with certain rights to acquire shares of Eli Lilly and Company common stock ("Lilly Stock"). The Company believes that this incentive program will benefit the Company's shareholders by allowing the Company to attract, motivate, and retain employees and by providing those employees stock-based incentives to contribute materially to the growth and success of the Company. For purposes of the 1998 Plan, the term "Company" shall mean Eli Lilly and Company and its subsidiaries, unless the context requires otherwise.

1. ADMINISTRATION.

  The 1998 Plan shall be administered and interpreted by the Committee consisting of not less than two persons appointed by the Board of Directors of the Company from among its members. A person may serve on the Committee only if he or she (i) is a "Non-employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall determine the fair market value of Lilly Stock for purposes of the 1998 Plan. The Committee may, subject to the provisions of the 1998 Plan, from time to time establish such rules and regulations and delegate such authority to administer the 1998 Plan as it deems appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of awards intended to be qualified under Section 162(m) of the Code. The decisions of the Committee or its authorized delegatees shall be final, conclusive, and binding with respect to the interpretation and administration of the 1998 Plan and any Grant made under it.

2. GRANTS.

  Incentives under the 1998 Plan shall consist of incentive stock options or other forms of tax-qualified stock options under the Code, nonqualified stock options, performance awards, and restricted stock grants (collectively, "Grants"). All Grants shall be subject to the terms and conditions set out herein and to such other terms and conditions consistent with the 1998 Plan as the Committee deems appropriate. The Committee shall approve the form and provisions of each Grant. Grants under a particular section of the 1998 Plan need not be uniform and Grants under two or more sections may be combined in one instrument.

3. ELIGIBILITY FOR GRANTS.

  Grants may be made to any employee of the Company, including a person who is also a member of the Board of Directors ("Eligible Employee"). The Committee shall select the persons to receive Grants ("Grantees") from among the Eligible Employees and determine the number of shares subject to any particular Grant.

4. SHARES AVAILABLE FOR GRANT.

  (a) Shares Subject to Issuance or Transfer. Subject to adjustment as provided in Section 4(b), the aggregate number of shares of Lilly Stock that may be issued or transferred under the 1998 Plan is 55,000,000. The shares may be authorized but unissued shares or treasury shares. The number of shares available for Grants at any given time shall be 55,000,000, reduced by the aggregate of all shares previously issued or transferred and of shares which may become subject to issuance or transfer under then-outstanding Grants.

  (b) Adjustment Provisions. If any subdivision or combination of shares of Lilly Stock or any stock dividend, reorganization, recapitalization, or consolidation or merger with Eli Lilly and Company as the surviving corporation occurs, or if additional shares or new or different shares or other securities of the Company or any other issuer are distributed with respect to the shares of Lilly Stock through a spin-off or other extraordinary distribution, the Committee shall make such adjustments as it determines appropriate in the number of shares of Lilly Stock that may be issued or transferred in the future under Sections 4(a), 5(f), 6(f), and 7(e). The Committee shall also adjust as it determines appropriate the number of shares and Option Price in outstanding Grants made before the event.

5. STOCK OPTIONS.

  The Committee may grant options qualifying as incentive stock options under the Code ("Incentive Stock Options"), other forms of tax-favored stock options under the Code, and nonqualified stock options (collectively, "Stock Options"). The following provisions are applicable to Stock Options:

  (a) Option Price. The Committee shall determine the price or prices at which Lilly Stock may be purchased by the Grantee under a Stock Option ("Option Price") which shall be not less than the fair market value of Lilly Stock on the date the Stock Option is granted (the "Grant Date"). In the Committee's discretion, the Grant Date of a Stock Option may be established as the date on which Committee action approving the Stock Option is taken or any later date specified by the Committee. Once established, the Option Price may not be reduced except in the case of adjustments under Section 4(b).

  (b) Option Exercise Period. The Committee shall determine the option exercise period of each Stock Option. The period shall not exceed ten years from the Grant Date.

  (c) Exercise of Option. A Stock Option will be deemed exercised by a Grantee upon delivery of (i) a notice of exercise to the Company or its representative as designated by the Committee, and (ii) accompanying payment of the Option Price if the Stock Option requires such payment at the time of exercise. The notice of exercise, once delivered, shall be irrevocable.

  (d) Satisfaction of Option Price. A Stock Option may require payment of the Option Price upon exercise or may specify a period not to exceed 30 days following exercise within which payment must be made ("Payment Period"). The Grantee shall pay or cause to be paid the Option Price in cash, or with the Committee's permission, by delivering (or providing adequate evidence of ownership of) shares of Lilly Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the Option Price, or a combination of cash and such shares. If the Grantee fails to pay the Option Price within the Payment Period, the Committee shall have the right to take whatever action it deems appropriate, including voiding the option exercise or voiding that part of the Stock Option for which payment was not timely received. The Company shall not deliver shares of Lilly Stock upon exercise of a Stock Option until the Option Price and any required withholding tax are fully paid.

  (e) Share Withholding. With respect to any nonqualified option, the Committee may, in its discretion and subject to such rules as the Committee may adopt, permit or require the Grantee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of the nonqualified option by having the Company withhold shares of Lilly Stock having a fair market value equal to the amount of the withholding tax.

  (f) Limits on Individual Grants. No individual Grantee may be granted Stock Options under the 1998 Plan for more than 1,500,000 shares of Lilly Stock in any period of three consecutive calendar years.

  (g) Limits on Incentive Stock Options. The aggregate fair market value of the stock covered by Incentive Stock Options granted under the 1998 Plan or any other stock option plan of the Company or any subsidiary or parent of the Company that become exercisable for the first time by any employee in any calendar year shall not exceed $100,000. The aggregate fair market value will be determined at the Grant Date. An Incentive Stock Option shall not be granted to any Eligible Employee who, on the Grant Date, owns stock possessing more than

10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company.

6. PERFORMANCE AWARDS.

  The Committee may grant Performance Awards which shall be denominated at the time of grant either in shares of Lilly Stock ("Stock Performance Awards") or in dollar amounts ("Dollar Performance Awards"). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Committee, in shares of Lilly Stock ("Performance Shares"), or in cash or in any combination thereof, if the financial performance of the Company or any subsidiary, division, or other unit of the Company ("Business Unit") selected by the Committee meets certain financial goals established by the Committee for the Award Period. The following provisions are applicable to Performance Awards:

  (a) Award Period. The Committee shall determine and include in the Grant the period of time (which shall be four or more consecutive fiscal quarters) for which a Performance Award is made ("Award Period"). Grants of Performance Awards need not be uniform with respect to the length of the Award Period. Award Periods for different Grants may overlap. A Performance Award may not be granted for a given Award Period after one half ( 1/2) or more of such period has elapsed, or in the case of an Award intended to be qualified under Section 162(m) of the Code, after 90 days or more of such period has elapsed.

  (b) Performance Goals and Payment. Before a Grant is made, the Committee shall establish objectives ("Performance Goals") that must be met by the Business Unit during the Award Period as a condition to payment being made under the Performance Award. The Performance Goals, which must be set out in the Grant, are limited to earnings per share; divisional income; net income; return on equity; economic value added (EVA); market value added (MVA); any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Committee at or within 90 days after the time of grant); total shareholder return; or stock price goals. The Committee shall also set forth in the Grant the number of Performance Shares or the amount of payment to be made under a Performance Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 6(f)).

  (c) Computation of Payment. After an Award Period, the financial performance of the Business Unit during the period shall be measured against the Performance Goals. If the minimum Performance Goals are not met, no payment shall be made under a Performance Award. If the minimum Performance Goals are met or exceeded, prior to payment the Committee shall certify that fact in writing and certify the number of Performance Shares or the amount of payment to be made under a Performance Award in accordance with the grant for each Grantee. The Committee, in its sole discretion, may elect to pay part or all of the Performance Award in cash in lieu of issuing or transferring Performance Shares. The cash payment shall be based on the fair market value of Lilly Stock on the date of payment (subject to Section 6(f)). The Company shall promptly notify each Grantee of the number of Performance Shares and the amount of cash, if any, he or she is to receive.

  (d) Revisions for Significant Events. At any time before payment is made, the Committee may revise the Performance Goals and the computation of payment if unusual events occur during an Award Period which have a substantial effect on the Performance Goals and which in the judgment of the Committee make the application of the Performance Goals unfair unless a revision is made; provided, however, that no such revision shall be permissible with respect to a Performance Award intended to qualify for exemption under under Section 162
(m) of the Code, except that the Committee (i) may provide in the terms of any such Performance Award that revisions to the Performance Goals shall be made on a non-discretionary basis upon the occurrence of one or more specific objective events, the occurrence of which are substantially uncertain at the time of grant, and (ii) may in its discretion make a revision with respect to such Performance Award that results in a lesser payment than would have occurred without the revision or in no payment at all.

  (e) Requirement of Employment. To be entitled to receive payment under a Performance Award, a Grantee must remain in the employment of the Company to the end of the Award Period, except that the Committee may provide for partial or complete exceptions to this requirement as it deems equitable in its sole discretion, consistent with maintaining the exemption under Section 162(m) of the Code. The Committee may impose additional conditions on the Grantee's entitlement to receive payment under a Performance Award.

  (f) Maximum Payments. (i) No individual may receive Performance Award payments in respect of Stock Performance Awards in excess of 100,000 shares of Lilly Stock in any calendar year or payments in respect of Dollar Performance Awards in excess of $4,000,000 in any calendar year. For purposes of determining the maximum payment under this subsection, payment in cash of all or part of a Stock Performance Award will be deemed an issuance of the number of shares with respect to which such cash payment is made. No individual may receive both a Stock Performance Award and a Dollar Performance Award for the same Award Period.

  (ii) Not more than 18,000,000 shares of Lilly Stock may be issued or transferred under the 1998 Plan in the form of Performance Awards.

7. RESTRICTED STOCK GRANTS.

  The Committee may issue or transfer shares of Lilly Stock to a Grantee under a Restricted Stock Grant. Upon the issuance or transfer, the Grantee shall be entitled to vote the shares and to receive any dividends paid. The following provisions are applicable to Restricted Stock Grants:

  (a) Requirement of Employment. If the Grantee's employment terminates during the period designated in the Grant as the "Restriction Period," the Restricted Stock Grant terminates. However, the Committee may provide for partial or complete exceptions to this requirement as it deems equitable.

  (b) Restrictions on Transfer. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Lilly Stock except to a Successor Grantee under Section 10(a). Each certificate for shares issued or transferred under a Restricted Stock Grant shall be held in escrow by the Company until the expiration of the Restriction Period.

  (c) Withholding Tax. Before delivering the certificate for shares of Lilly Stock to the Grantee, Lilly may require the Grantee to pay to the Company any required withholding tax. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit or require the Grantee to satisfy, in whole or in part, any withholding tax requirement by having the Company withhold shares of Lilly Stock from the Grant having a fair market value equal to the amount of the withholding tax. In the event the Grantee fails to pay the withholding tax within the time period specified in the Grant, the Committee may take whatever action it deems appropriate, including withholding or selling sufficient shares from the Grant to pay the tax and assessing interest or late fees to the Grantee.

  (d) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse (i) upon the expiration of the Restriction Period if all conditions stated in Sections 7(a), (b) and (c) have been met or (ii) as provided under Section 9(a)(ii). The Grantee shall then be entitled to delivery of the certificate.

  (e) Total Number of Shares Granted. Not more than 2,000,000 shares of Lilly Stock may be issued or transferred under the 1998 Plan in the form of Restricted Stock Grants.

8. AMENDMENT AND TERMINATION OF THE 1998 PLAN.

  (a) Amendment. The Company's Board of Directors may amend or terminate the 1998 Plan, but no amendment shall (i) allow the repricing of Stock Options;
(ii) allow the grant of Stock Options at an Option Price below the fair market value of Lilly Stock on the Grant Date; (iii) increase the number of shares authorized for issuance or transfer pursuant to Sections 4(a), 6(f)(ii), or 7(e); or (iv) increase the maximum limitations on Grants imposed under Sections 5(f) or 6(f)(i), unless in any case such amendment receives approval of the shareholders of the Company.

  (b) Termination of 1998 Plan. The 1998 Plan shall terminate on the fifth anniversary of its effective date unless terminated earlier by the Board.

  (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the 1998 Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents or unless the Committee acts under Section 10(e). The termination of the 1998 Plan shall not impair the power and authority of the Committee or its delegatees with respect to outstanding Grants. Whether or not the 1998 Plan has terminated, an outstanding Grant may be terminated or amended under
Section 10(e) or may be amended (i) by agreement of the Company and the Grantee consistent with the 1998 Plan or (ii) by action of the Committee provided that the amendment is consistent with the 1998 Plan and is found by the Committee not to impair the rights of the Grantee under the Grant.

9. CHANGE IN CONTROL.

  (a) Effect on Grants. Unless the Committee shall otherwise expressly provide in the agreement relating to a Grant, upon the occurrence of a Change in Control (as defined below):

  (i) In the case of Stock Options, each outstanding Stock Option that is not then fully exercisable shall automatically become fully exercisable and shall remain so for the period permitted in the agreement relating to the Grant;

  (ii) The Restriction Period on all outstanding Restricted Stock Grants shall automatically expire and all restrictions imposed under such Restricted Stock Grants shall immediately lapse; and

  (iii) Each Grantee of a Performance Award for an Award Period that has not been completed at the time of the Change in Control shall be deemed to have earned a minimum Performance Award equal to the product of (y) such Grantee's maximum award opportunity for such Performance Award, and (z) a fraction, the numerator of which is the number of full and partial months that have elapsed since the beginning of such Award Period to the date on which the Change in Control occurs, and the denominator of which is the total number of months in such Award Period; provided, however, that nothing in this subsection shall prejudice the right of the Grantee to receive a larger payment under such Performance Award pursuant to the terms of the Award or under any other plan of the Company.

  (b) Change in Control. For purposes of the 1998 Plan, a Change in Control shall mean the happening of any of the following events:

  (i) The acquisition by any "person," as that term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (w) the Company, (x) any subsidiary of the Company, (y) any employee benefit plan or employee stock plan of the Company or a subsidiary of the Company or any trustee or fiduciary with respect to any such plan when acting in that capacity, or (z) Lilly Endowment, Inc.,) of "beneficial ownership," as defined in Rule 13d-3 under the 1934 Act, directly or indirectly, of 20% or more of the shares of the Company's capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of the Company (or which would have such voting power but for the application of the Indiana Control Share Statute) ("Voting Stock");

  (ii) the first day on which less than two-thirds of the total membership of the Board of Directors of the Company shall be Continuing Directors (as that term is defined in Article 13(f) of the Company's Articles of Incorporation);

  (iii) approval by the shareholders of the Company of a merger, share exchange, or consolidation of the Company (a "Transaction"), other than a Transaction which would result in the Voting Stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the Voting Stock of the Company or such surviving entity immediately after such Transaction; or

  (iv) approval by the shareholders of the Company of a complete liquidation of the Company or a sale or disposition of all or substantially all the assets of the Company.

10. GENERAL PROVISIONS.

  (a) Prohibitions Against Transfer. (i) Except as provided in part (ii) of this subparagraph, only a Grantee or his or her authorized legal representative may exercise rights under a Grant. Such persons may not transfer those rights. The rights under a Grant may not be disposed of by transfer, alienation, pledge, encumbrance, assignment, or any other means, whether voluntary, involuntary, or by operation of law, and any such attempted disposition shall be void; provided, however, that when a Grantee dies, the personal representative or other person entitled under a Grant under the 1998 Plan to succeed to the rights of the Grantee ("Successor Grantee") may exercise the rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

  (ii) Notwithstanding the foregoing, the Committee may, in its discretion and subject to such limitations and conditions as the Committee deems appropriate, grant non-qualified stock options on terms which permit the Grantee to transfer all or part of the stock option, for estate or tax planning purposes or for donative purposes, and without consideration, to a member of the Grantee's immediate family (as defined by the Committee), a trust for the exclusive benefit of such immediate family members, or a partnership, corporation or limited liability company the equity interests of which are owned exclusively by the Grantee and/or one or more members of his or her immediate family. No such stock option or any other Grant shall be transferable incident to divorce. Subsequent transfers of a stock option transferred under this part (ii) shall be prohibited except for transfers to a Successor Grantee upon the death of the transferee.

  (b) Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes an Eligible Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a stock option, performance award, or restricted stock grant granted by such other corporation ("Substituted Stock Incentive"). The terms and conditions of the substitute Grant may vary from the terms and conditions that would otherwise be required by the 1998 Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the exact provisions of the substitute Grants, preserving where practical the provisions of the Substituted Stock Incentives. The Committee shall also determine the number of shares of Lilly Stock to be taken into account under Section 4.

  (c) Subsidiaries. The term "subsidiary" means a corporation, limited liability company or similar form of entity of which Eli Lilly and Company owns directly or indirectly 50% or more of the voting power.

  (d) Fractional Shares. Fractional shares shall not be issued or transferred under a Grant, but the Committee may pay cash in lieu of a fraction or round the fraction.

  (e) Compliance with Law. The 1998 Plan, the exercise of Grants, and the obligations of the Company to issue or transfer shares of Lilly Stock under Grants shall be subject to all applicable laws and regulations and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory law or government regulation. The Committee may also adopt rules regarding the withholding of taxes on payment to Grantees.

  (f) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder of the Company with respect to any shares of Lilly Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the Company's books.

  (g) No Right to Employment or to Future Grants. The 1998 Plan and the Grants under it shall not confer upon any Grantee the right to continue in the employment of the Company or affect in any way the right of the

Company to terminate the employment of a Grantee at any time, with or without notice or cause. The receipt of one or more Grants by a Grantee shall not confer upon the Grantee any rights to future Grants.

  (h) Foreign Jurisdictions. The Committee may adopt, amend, and terminate such arrangements and make such Grants, not inconsistent with the intent of the 1998 Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign jurisdictions to Grantees who are subject to such laws. The terms and conditions of such foreign Grants may vary from the terms and conditions that would otherwise be required by the 1998 Plan.

  (i) Governing Law. The 1998 Plan and all Grants made under it shall be governed by and interpreted in accordance with the laws of the State of Indiana, regardless of the laws that might otherwise govern under applicable Indiana conflict-of-laws principles.

  (j) Effective Date of the 1998 Plan. The 1998 Plan shall become effective upon its approval by the Company's shareholders at the annual meeting to be held on April 20, 1998, or any adjournment of the meeting.

                                     * * *

                                                                      EXHIBIT B

                     ELI LILLY AND COMPANY EVA BONUS PLAN
              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1999)

                                   ARTICLE I

                  BONUS PLAN STATEMENT OF PURPOSE AND SUMMARY

  1.1 The purpose of the Plan is to provide a system of bonus compensation for selected employees of Eli Lilly and Company and subsidiaries which will promote the maximization of shareholder value over the long term, by linking performance incentives to increases in shareholder value. The Plan ties bonus compensation to Economic Value Added ("EVA"), and thereby rewards employees for long-term, sustained improvement in shareholder value. The Plan is intended to satisfy the requirements for providing "performance-based" compensation under Section 162(m) of the Internal Revenue Code.

  1.2 EVA will be used as the performance measure of value creation. EVA reflects the benefits and costs of capital employment. Employees create economic value when the operating profits from a business exceed the cost of the capital employed.

                                  ARTICLE II

                         DEFINITIONS OF CERTAIN TERMS

  Unless the context requires a different meaning, the following terms shall have the following meanings:

  2.1 "Company" means Eli Lilly and Company and its subsidiaries.

  2.2 "Committee" means the Compensation and Management Development Committee, the members of which shall be selected by the Board of Directors from among its members. Each Committee member shall, at all times while serving, satisfy the requirements of an "outside director" within the meaning of Section 162(m).

  2.3 "Participant" means any employee of the Company designated by the Committee as a participant in the Plan with respect to any Plan Year. In its discretion, the Committee may designate Participants either on an individual basis or by determining that all employees in specified job categories, classification or levels shall be Participants.

  2.4 "Plan" means this Eli Lilly and Company EVA Bonus Plan.

  2.5 "Plan Year" means the applicable calendar year.

  2.6 "Retirement" means the cessation of employment upon the attainment of at least eighty age and service points, as determined by the provisions of The Lilly Retirement Plan as amended from time to time, assuming eligibility to participate in that plan.

  2.7 "Disability" means the time at which a Participant becomes eligible for a payment under The Lilly Extended Disability Plan, assuming eligibility to participate in that plan.

  2.8 "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended.

  2.9 "Section 162(m) Participant" means a Participant who, in the determination of the Committee, is or may in the future become a "covered employee" under Section 162(m).

                                  ARTICLE III

                       DEFINITION AND COMPONENTS OF EVA

  The following terms set forth the calculation of EVA and the components of calculating EVA. The calculation of EVA for a Plan Year is used in determining the bonuses earned by Participants under the Plan, as set forth in Article IV.

  3.1 "Economic Value Added" or "EVA" means the excess NOPAT that remains after subtracting the Capital Charge.

  3.2 "Net Operating Profit After Tax" or "NOPAT" means the after tax operating earnings of the Company for the Plan Year. NOPAT is determined by adding net sales plus other net income (excluding interest income from operating cash) and subtracting the following: cost of goods sold, selling, general and administrative expenses (excluding goodwill amortization and interest expense), amortization of research and development, taxes (excluding the tax benefit of interest expense) and amounts associated with discontinued operations.

  3.3 "Capital Charge" means the deemed opportunity cost of employing Capital for the Company. The Capital Charge is calculated by multiplying Capital times Cost of Capital (C*).

  3.4 "Capital" means the net investment employed in the operations of the Company produced by operations and financing activities. Capital is calculated by adding together current assets (excluding operating cash), net property, plant and equipment, gross goodwill, net intangibles, other assets, and capitalized research and development, and the present value of operating leases, and subtracting the following: non-interest bearing liabilities and capital associated with discontinued operations.

  3.5 "Cost of Capital" or "C*" is the percentage calculated from the weighted average of Cost of Debt and Cost of Equity. Cost of Capital for each Plan Year is determined by reference to the percentage calculated at the end of October of the prior Plan Year.

  3.6 "Cost of Debt" capital is the marginal long-term borrowing rate of the Company times (one minus the tax rate).

  3.7 "Cost of Equity" capital is the risk-free rate plus (beta times the market risk premium). For this purpose, (i) "risk free rate" is the 30-year U.S. Treasury Bond rate, (ii) "beta" represents the 5 year historical average variation of the Company's earnings versus the S&P 500, and (iii) "market risk premium" represents the average risk of an equity return versus a bond return.

                                  ARTICLE IV

                  DEFINITION AND COMPUTATION OF THE EVA BONUS

  Bonuses earned under the Plan for a Plan Year are determined based on a comparison of actual EVA to the "Target EVA" for the year, which is established as described below to ensure improvement in EVA from year to year. The result of this comparison is adjusted by a "Leverage Factor" measuring the volatility of industry returns. The factor produced is referred to as the "Bonus Multiple," which is multiplied by the Participant's "Target Bonus" amount established for the year to produce the actual bonus earned. This amount, referred to as the "Declared Bonus," is credited to the Participant's "Bonus Bank" balance and paid out in the manner provided below.

  4.1 Target Bonus. The Target Bonus Awards will be determined by the Committee on a basis that takes into consideration a Participant's salary grade level, job responsibilities as well as past and expected future job performance. Target Bonus Awards are expressed as a percentage of annual base salary as in effect on the first day of the Plan Year. If a Participant moves from any salary grade level to a G-6 or above salary grade level during a Plan Year, he/she will receive an award that is pro-rated according to time based on the Target Bonus percentage and base salary applicable to each such salary grade. The Target Bonus will be based on the currency in which the highest portion of base pay is regularly paid. The Committee shall determine the appropriate foreign exchange conversion methodology in its discretion.

  4.2 Declared Bonus. A Declared Bonus is the Target Bonus times the Bonus Multiple.

  4.3 Bonus Multiple. The Bonus Multiple is the difference (positive or negative) between Actual EVA and Target EVA, divided by the Leverage Factor, plus one.

  4.4 Bonus Bank. All bonus payments are made from the Bonus Bank. Each Participant's beginning Bonus Bank balance in his/her first year of participation is zero. The Bonus Bank is increased or decreased for any plan year by the amount of Declared Bonus. If the available Bonus Bank balance is positive, the Participant will be paid from such balance up to the Target Bonus amount, plus one third of any such balance that remains after subtracting the Target Bonus from available Bonus Bank balance. If the available Bonus Bank balance is negative, no payment will occur.

  4.5 Target EVA. The Target EVA for each year will be calculated as follows:

  Target EVA = [Prior Year's Actual EVA + Prior Year's Target EVA] + Expected
                                  Improvement
                                  2

  4.6 Expected Improvement. The Expected Improvement is the additional EVA amount determined by the Committee that is used to assure that a minimum level of improvement is achieved in order to earn target awards.

  4.7 Leverage Factor. The Leverage Factor determines the rate of change in bonuses as EVA surpasses or falls short of Target EVA, determined by the Committee from an evaluation of the long term volatility of industry returns.

  4.8 Section 162(m) Requirements, Bonus Maximum. In the case of Section 162(m) Participants, all determinations necessary for computing Declared Bonuses for a Plan Year, including establishment of all components of the EVA calculation and of the Target Bonus percentages, shall be made by the Committee not later than 90 days after the commencement of the Plan Year. As and to the extent required by Section 162(m), the terms of a Declared Bonus for a Section 162(m) Participant must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the
Section 162(m) Participant, and must preclude discretion to increase the amount of compensation payable that would otherwise be due under the terms of the award. Notwithstanding anything elsewhere in the Plan to the contrary, the maximum amount of the Declared Bonus that may be paid from the Bonus Bank to a
Section 162(m) Participant during any one calendar year shall be $5 million.

  4.9 Working Plan Example. Examples of the mechanics of the Plan are shown on Schedule A.

                                   ARTICLE V

                              PLAN ADMINISTRATION

  5.1 Time of Payment. Payment from the Bonus Bank will be made before March 1 of the year following the Plan Year.

  5.2 Certification of Results. Before any amount is paid under the Plan, the Committee shall certify in writing the calculation of EVA for the Plan Year and the satisfaction of all other material terms of the calculation of the Declared Bonus.

  5.3 New Hires, Promotions. New hires or individuals promoted who are first selected for participation by the Committee effective on a date other than January 1 will participate on a pro-rata basis in their first year of participation, based on the Declared Bonus determined for the Plan Year, pro-rated for that period of the year during which the Participant was selected for participation in the Plan. Any such Participant's Target Bonus Award will be determined based on his or her annual base salary as in effect on the date of hire or promotion, as applicable Notwithstanding the foregoing, in the case of any Section 162(m) Participant who first becomes eligible to participate in the Plan after January 1 of a Plan Year, such Participant's Declared Bonus may be determined, at the discretion of the Committee exercised at the time such participation begins, in a manner that complies with the requirements for "performance-based compensation" under Section 162(m).

  5.4 Termination of Employment, Demotions. If a Participant ceases employment with the Company before the end of a Plan Year for reasons other than Retirement, Disability or death, or is demoted to a non-global job level with the Company during a Plan Year, the Participant shall receive no Declared Bonus for that Plan Year, and his/her Bank Balance shall be forfeited. The Committee may make complete or partial exceptions to this rule, in its sole discretion. Notwithstanding the foregoing, with respect to the Declared Bonus for a Section 162(m) Participant, any such termination of employment or demotion shall result in payment of a bonus based on the Declared Bonus determined for the Plan Year but pro-rated for the period of the year prior to such event, subject to the Committee's discretion to forfeit all or any portion of such bonus.

  5.5 Leave of Absence. If a Participant takes an approved leave of absence from employment during a Plan Year, the Participant will not be eligible for the Declared Bonus for the Plan Year. The Committee may make complete or partial exceptions to this rule, in whatever manner it deems appropriate. The Participant will retain his Bonus Bank balance if he returns to employment following the period of leave of absence. Notwithstanding the foregoing, with respect to the Declared Bonus for a Section 162(m) Participant, any such leave of absence shall result in payment of a bonus based on the Declared Bonus determined for the Plan Year but pro-rated for the period of the year that the Participant was actively employed by the Company, subject to the Committee's discretion to forfeit all or any portion of such bonus.

  5.6 Retirement, Disability or Death. If a Participant ceases employment with the Company because of Retirement, Disability or death, the Participant or personal representative, as the case may be, shall receive full payment of his/her Bank Balance and a bonus based on the Declared Bonus determined for the Plan Year but pro-rated for that period of the year during which the Participant was an active employee of the Company.

  5.7 Plan Participation. A Participant may not participate in this Plan for any portion of a year for which he/she is entitled to receive payment under the Eli Lilly and Company Contingent Compensation Plan, and shall be treated in accordance with 5.3.

  5.8 Forfeiture Events. Notwithstanding any other provision of this Plan to the contrary, the Committee may, in its sole discretion, upon the occurrence of a Forfeiture Event (as defined below), forfeit all or any portion of a Participant's Declared Bonus and Bonus Bank balance and terminate such Participant's future participation in the Plan. For purposes hereof, a "Forfeiture Event" shall mean the occurrence of one or more of the following events with respect to a Participant: (i) the termination or forced resignation from employment of the Participant for "misconduct" (as defined in the Company's Employee Information Handbook), (ii) any violation by the Participant of the Guidelines of Company Policy (the "Redbook") that is detrimental to the Company, (iii) any breach of a noncompetition, nonsolicitation, nondisclosure or other restrictive covenant that may apply by written agreement between the Company and the Participant or (iv) Participant's having engaged in any other activity that, in the judgement of the Committee, is detrimental to the business, affairs or reputation of the Company (including, without limitation, engaging in any criminal activity).

                                  ARTICLE VI

                              GENERAL PROVISIONS

  6.1 Withholding of Taxes. The Company shall have the right to withhold the amount of taxes which in the sole determination of the Company are required to be withheld under law with respect to any amount due or payable under the Plan.

  6.2 Expenses. All expenses and costs in connection with the adoption and administration of the plan shall be borne by the Company.

  6.3 No Prior Right or Offer, No Right to Future Participation. Participation in the Plan for Plan Years is determined from year-to-year by the Committee in its sole discretion. Except and until expressly granted pursuant to the Plan, nothing in the Plan shall be deemed to give any employee any contractual or other right to participate in the benefits of the Plan. No award to any such Participant in any Plan Year shall be deemed to create a right to receive any award or to participate in the benefits of the Plan in any subsequent Plan Year.

  6.4 Rights Personal to Employee. Any rights provided to an employee under the Plan shall be personal to such employee, shall not be transferable, except by will or pursuant to the laws of descent or distribution, and shall be exercisable during his/her lifetime, only by such employee, or a court-appointed guardian for the employee.

  6.5 Non-Allocation of Award. In the event of a suspension of the Plan in any Plan Year, as described in Section 11.1, no awards under the Plan for the Plan Year during which such suspension occurs shall affect the calculation of awards for any subsequent period in which the Plan is continued.

                                  ARTICLE VII

                                  LIMITATIONS

  7.1 No Continued Employment. Neither the establishment of the Plan nor the grant of an award thereunder shall be deemed to constitute an express or implied contract of employment of any Participant for any period of time or in any way abridge the rights of the Company to determine the terms and conditions of employment or to terminate the employment of any employee with or without notice or cause at any time.

  7.2 No Vested Rights. Except as expressly provided herein, no employee or other person shall have any claim of right (legal, equitable, or otherwise) to any award, allocation, or distribution or any right, title, or vested interest in any amounts in his/her Bonus Bank and no officer or employee of the Company or any other person shall have any authority to make representations or agreements to the contrary. No interest conferred herein to a Participant shall be assignable or subject to claim by a Participant's creditors.

  7.3 Non-alienation. Except as provided in Subsection 5.1, no Participant or other person shall have any right or power, by draft, assignment, or otherwise, to mortgage, pledge or otherwise encumber in advance any payment under the Plan, and every attempted draft, assignment, or other disposition thereof shall be absolutely void.

                                 ARTICLE VIII

                              COMMITTEE AUTHORITY

  8.1 Authority to Interpret and Administer. Except as otherwise expressly provided herein, full power and authority to interpret and administer this Plan shall be vested in the Committee. The Committee may from time to time make such decisions and adopt such rules and regulations for implementing the Plan as it deems appropriate for any Participant under the Plan. Except as to Participants who are treated by the Company as executive officers of the Company for federal securities law reporting purposes (including any Section 162(m) Participant), the Committee may delegate in writing to officers or employees of the Company the power and authority granted by this Section 8.1 to interpret and administer this Plan. Any decision taken by the Committee or officer or employee to whom authority has been delegated, arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be final, conclusive and binding upon all Participants and any person claiming under or through Participants.

  8.2 Adjustments for Significant Events. Prior to the beginning of a Plan Year, the Committee may specify with respect to Declared Bonuses for the Plan Year that EVA will be determined before the effects of acquisitions, divestitures, restructurings or changes in corporate capitalization, accounting changes, and/or events that are treated as extraordinary items for accounting purposes; provided that such adjustments shall be made only to the extent permitted by Section 162(m) in the case of Section 162(m) Participants.

  8.3 Financial And Accounting Terms. Except as otherwise provided, financial and accounting terms, including terms defined herein, shall be determined by the Committee in accordance with generally accepted accounting principles and as derived from the audited consolidated financial statements of the Company, prepared in the ordinary course of business.

  8.4 Section 162(m) Deferrals. To the extent that, notwithstanding the terms of the Plan, the Company's tax deduction for remuneration in respect of the payment of bonuses under the Plan to a Section 162(m) Participant would be disallowed under Section 162(m) by reason of the fact that such Participant's applicable employee remuneration, as defined in Section 162(m), either exceeds or, if such bonus were paid, would exceed the $1,000,000 limitation in Section 162(m), any such excess (as determined by the Committee in its sole discretion) shall be automatically deferred under the terms of The Lilly Deferred Compensation Plan. Payment of any deferred amounts shall be made to the Participant in the first year thereafter that the Company's tax deduction in respect of the payment would not be disallowed under Section 162(m).

                                  ARTICLE IX

                                    NOTICE

  9.1 Any notice to be given to the Company or Committee pursuant to the provisions of the Plan shall be in writing and directed to Secretary, Eli Lilly and Company, Lilly Corporate Center, Indianapolis, IN 46285.

                                   ARTICLE X

                                EFFECTIVE DATE

  10.1 This Plan, as amended and restated herein, shall be effective for the Plan Year commencing January 1, 1999, subject to the approval of the Plan at the Company's 1998 annual meeting of stockholders. The terms of this restated plan shall apply to Declared Bonuses earned in 1999 and future years. All Declared Bonuses earned in years prior to 1999 shall be payable in accordance with the terms of the Plan as in effect for the year to which the Declared Bonus relates. The final Plan Year of this Plan, unless amended by the Board (or the Committee) and approved by the stockholders as provided in Article XI, shall be the 2003 Plan Year.

                                  ARTICLE XI

                          AMENDMENTS AND TERMINATION

  11.1 This Plan may be amended, suspended or terminated at any time at the discretion of the Board of Directors of Eli Lilly and Company, and may, except for this Section 11.1, be amended at any time by the Committee. Solely to the extent deemed necessary or advisable by the Board (or the Committee) for purposes of complying with Section 162(m), the Board (or the Committee) may seek the approval of any such amendment by the Company's stockholders. Any such approval shall be by the affirmative votes of the stockholders of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable state law and the Articles of Incorporation and By-Laws of the Company. The material terms of EVA must be disclosed to and reapproved by the stockholders of the Company no later than the Company's annual meeting of stockholders that occurs in the year 2003.

                                  ARTICLE XII

                                 APPLICABLE LAW

  12.1 This Plan shall be governed by and construed in accordance with the provisions of the laws of the State of Indiana.

                                   *   *   *

                                   Schedule A

Year One
                                                           Target EVA = $150MM
                                                           Actual EVA = $200MM
                                                        Leverage Factor = $100MM

                              [GRID APPEARS HERE]

Declared Bonus
Actual EVA-Target EVA = $50MM
Bonus Multiple = 1 + (Actual EVA-Target EVA)/Leverage Factor
             1.5 = 1 + 50/100

Target Bonus = $20,000
Declared Bonus = $30,000 (1.5 X $20,000)

Bonus Bank

     Declared Bonus             $30,000
     Beginning Bank Balance     $     0
                                -------
     Available Bank Balance     $30,000
     Target Bonus Paid          $20,000*
                                -------
     Remaining Balance          $10,000
     Pay 1/3 Remaining Balance  $ 3,333*
                                -------
     Ending Bank Balance        $ 6,667

*Total bonus paid = $20,000 + $3,333 = $23,333

EVA Target Reset (for year two) = ($200MM + $150MM)/2 + 0
                        = $175MM

Year Two
                                                           Target EVA = $175MM
                                                           Actual EVA = $140MM
                                                        Leverage Factor = $100MM

                              [GRID APPEARS HERE]

Declared Bonus
Actual EVA-Target EVA = ($35MM)
Bonus Multiple = 1 + (Actual EVA-Target EVA)/Leverage Factor
    0.65= 1 + (35)/100
Target Bonus = $20,000
Declared Bonus = $13,000 (0.65 X $20,000)

Bonus Bank

     Declared Bonus                $13,000
     Beginning Bank Balance        $ 6,667
                                   -------
     Available Bank Balance        $19,667
     Target Bonus Paid             $19,667*
                                   -------
        (up to available balance)
     Remaining Balance             $     0
     Pay 1/3 Remaining Balance     $     0*
                                   -------
     Ending Bank Balance           $     0

*Total bonus paid = $19,667 + $0 = $19,667

EVA Target Reset (for year three) = ($140MM + $175MM)/2 + 0
                        = $157.5MM

                                      LOGO

                             [LOGO OF ELI LILLY]

                             ELI LILLY AND COMPANY
                            LILLY CORPORATE CENTER
                          INDIANAPOLIS, INDIANA 46285

                                       March 4, 1998

Dear Savings Plan Participant:

  It is my pleasure to provide you a meeting notice, proxy statement, and voting instruction card for the 1998 Annual Meeting of Shareholders of Eli Lilly and Company.

  The proxy statement describes the business we will consider at the meeting. As a participant in the savings plan, you may instruct the Trustee on how to vote the number of shares of Company stock credited to your account under the plan. As a member of the Lilly family, your participation in these matters is very important. I urge you to sign, date, and return the enclosed voting instruction card in the envelope provided in order to be certain the Trustee is aware of your views on the matters to be presented at the meeting.


                                          /s/ Randall L. Tobias
                                          Randall L. Tobias
                                          Chairman of the Board and
                                          Chief Executive Officer

                                PARTICIPANTS IN
                        THE LILLY EMPLOYEE SAVINGS PLAN
                                      AND
                                PARTICIPANTS IN
                   THE SAVINGS PLAN FOR AFFILIATED COMPANIES

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 20, 1998

  The Annual Meeting of Shareholders of Eli Lilly and Company will be held at the Hilbert Circle Theatre, 45 Monument Circle, Indianapolis, Indiana, on Monday, April 20, 1998, at 11:00 a.m. (Indianapolis time), for the following purposes:

  1. To elect four directors of the Company, each for a three-year term;

  2. To amend the Articles of Incorporation to increase the authorized number of shares of common stock from 1,600,000,000 to 3,200,000,000 shares;

  3. To approve the 1998 Lilly Stock Plan;

  4. To approve the amended Eli Lilly and Company EVA Bonus Plan;

  5. To ratify the appointment by the Board of Directors of Ernst & Young LLP as principal independent auditors for the year 1998; and

  6. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Each participant in the above plans is permitted to instruct the Trustee on how to vote the number of shares of Company common stock credited to the participant's account under those plans. For that purpose, the enclosed voting instruction card is being furnished to each participant in lieu of the proxy referred to in the accompanying Proxy Statement.

                                          Eli Lilly and Company

March 4, 1998
Indianapolis, Indiana

PROXY
                             ELI LILLY AND COMPANY

The undersigned hereby appoints Ms. R.O. Goss, and Messrs S. Taurel and R.L. Tobias, and each of them, as proxies of the undersigned, each with power to act without the others and with full power of substitution, to vote all the shares of common stock of ELI LILLY AND COMPANY held in the name of the undersigned at the close of business on February 13, 1998, at the Annual Meeting of Shareholders to be held on April 20, 1998, at 11:00 a.m. (Indianapolis time), and at any adjournment thereof, with all the powers the undersigned would have if personally present as follows:

     .  The Board of Directors recommends a vote FOR the following items.

(1)  Election of Directors, each for a three year term

     Nominees:
     Dr. S.C. Beering
     Dr. F.G. Prendergast       FOR [_]                 WITHHOLD [_]
     Mrs. K.P. Seifert                                  AUTHORITY
     Mr. R.L. Tobias            All nominees            To vote for
                                except as               all nominees
                                listed below

     INSTRUCTION:  To withhold authority to vote for any individual nominee write that nominee's name on the line below

                   ------------------------------------------------

(2)  Approval of amendment to Articles of Incorporation

          FOR  [_]              AGAINST  [_]            ABSTAIN  [_]

(3)  Approval of the 1998 Lilly Stock Plan

          FOR  [_]              AGAINST  [_]            ABSTAIN  [_]

(4)  Approval of the Eli Lilly and Company EVA Bonus Plan

          FOR  [_]              AGAINST  [_]            ABSTAIN  [_]

(5) Ratification of the appointment by the Board of Directors of Ernst & Young LLP as principal independent auditors for 1998

          FOR  [_]              AGAINST  [_]            ABSTAIN  [_]

     Please sign exactly as names appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
                                                                 -----------
                                                                 SEE REVERSE
                                                                    SIDE
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                            . Fold and Detach here.